Exhibit 10.1
Execution Version
2025 REPLACEMENT FACILITY AMENDMENT AND REAFFIRMATION AGREEMENT
2025 REPLACEMENT FACILITY AMENDMENT, dated as of September 24, 2025 (this “Amendment”), to the Credit Agreement (as defined below), among WOLVERINE WORLD WIDE, INC., a Delaware corporation (the “Parent Borrower”), the Guarantors party hereto, the lenders from time to time parties hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among the Parent Borrower, the Additional Borrowers party thereto, the several lenders from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Parent Borrower;

WHEREAS, the Parent Borrower has requested that all of the outstanding Revolving Commitments (the “Existing Revolving Commitments”; the loans outstanding thereunder immediately prior to the Effective Date (as defined below), the “Existing Revolving Loans”; and the Lenders holding such Existing Revolving Commitments, the “Existing Revolving Lenders”) be replaced with new revolving commitments (the “New Revolving Commitments”; and the loans thereunder, the “New Revolving Loans”) and the Existing Revolving Loans be refinanced with New Revolving Loans;

WHEREAS, Section 10.1 and, if applicable, Section 2.23 of the Credit Agreement permit the Parent Borrower to amend the Credit Agreement, with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing a Replacement Revolving Facility, to replace the Existing Revolving Commitments and refinance the Existing Revolving Loans with New Revolving Commitments and New Revolving Loans;

WHEREAS, upon the occurrence of the Effective Date, the New Revolving Commitments and the New Revolving Loans will replace and refinance the Existing Revolving Commitments and the Existing Revolving Loans;

WHEREAS, upon the occurrence of the Effective Date, the Credit Agreement will be deemed amended in the form of the Amended Credit Agreement (as defined below), including to permit the Applicable Margin to be amended as set forth in Amended Credit Agreement;

WHEREAS, each Person identified as a “Lender” on Schedule 1.1A attached hereto (collectively the “New Revolving Lenders”) agrees to provide the New Revolving Commitments in the amount set forth opposite such Person’s name on Schedule 1.1A on the Effective Date on the terms and subject to the conditions set forth herein;

WHEREAS, upon the occurrence of the Effective Date, the proceeds of the New Revolving Loans will be used by the Parent Borrower to (i) repay in full the Existing Revolving Loans outstanding immediately prior to the Effective Date and (ii) repay in full the Term Loans outstanding immediately prior to the Effective Date;

WHEREAS, the Parent Borrower, the other Loan Parties party to the Guarantee and Collateral Agreement (the Parent Borrower and such other Loan Parties, collectively, the “Reaffirming Parties”), the Administrative Agent and the New Revolving Lenders are willing to agree to this Amendment and the Amended Credit Agreement on the terms set forth herein and, in the case of the Reaffirming Parties, to reaffirm their obligations under the Guarantee and Collateral Agreement;

WHEREAS, the other parties party hereto are willing to agree to the Amended Credit Agreement on the terms set forth herein;

WHEREAS, (i) each of JPMorgan Chase Bank, N.A. (the “Lead Arranger”), Wells Fargo Bank, National Association, Bank of America, N.A. and PNC Capital Markets LLC will act as a joint lead arranger and joint bookrunner, (ii) each of Wells Fargo Bank, National Association, Bank of America, N.A. and PNC Bank, National Association will act as a co-syndication agent and (iii) each of CIBC Bank USA and KeyBank National Association will act as a co-documentation agent, in each case, with respect to this Amendment.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.New Revolving Commitments.

(a)Subject to the terms and conditions set forth herein, on the Effective Date, (i) each New Revolving Lender agrees to provide New Revolving Commitments on such date to the Borrowers in a principal amount equal to such New Revolving Lender’s New Revolving Commitment and (ii) each New Revolving Lender agrees to this Amendment and the terms of the Amended Credit Agreement (including, following the replacement and refinancing of the Existing Revolving Commitments and Existing Revolving Loans, that the Applicable Margin is amended as set forth in the Amended Credit Agreement). The New Revolving Commitments of the New Revolving Lenders are several, and (subject to Section 2.24 of the Amended Credit Agreement) no such Lender will be responsible for any other such Lender’s failure to make or acquire its New Revolving Loans. On the Effective Date, the Existing Revolving Commitments in effect immediately prior to the Effective Date shall be terminated in full and all Existing Revolving Loans shall be repaid along with all accrued interest and fees thereon.

(b)On and after the Effective Date, each reference in the Amended Credit Agreement to (i) “Revolving Commitments” shall be deemed a reference to the New Revolving Commitments contemplated hereby and (ii) “Revolving Loans” shall be deemed a reference to New Revolving Loans, except in each case as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Revolving Lender in respect of such Lender’s Existing Revolving Commitments and Existing Revolving Loans.

(c)On the Effective Date, all participations in outstanding Letters of Credit (if any) shall be reallocated on a pro rata basis among the New Revolving Lenders.

SECTION 3.Effective Date. This Amendment (subject to Section 4), and the obligation of each New Revolving Lender to provide New Revolving Commitments and make New Revolving Loans, shall
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become effective as of the date (the “Effective Date”) on which the conditions set forth in Section 5.2 of the Amended Credit Agreement have been satisfied.

SECTION 4.Representations and Warranties. The Parent Borrower and the other Loan Parties represents and warrants to each of the Lenders and the Administrative Agent that, as of the Effective Date, (a) entry into this Amendment is within the Parent Borrower’s and the other Loan Parties’ corporate (or equivalent) powers, (b) this Amendment has been duly authorized by all necessary corporate, stockholder and shareholder action (or equivalent) of the Parent Borrower and the other Loan Parties and (c) assuming due execution and delivery by all parties other than the Parent Borrower and the other Loan Parties, the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Parent Borrower and the other Loan Parties, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.Amendment to Credit Agreement. Effective as of the Effective Date: (a) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form attached hereto as Exhibit A (the “Amended Credit Agreement”) and (b) the Schedules to the Credit Agreement are amended and restated in their entirety in the form appended to the Amended Credit Agreement or attached hereto, in the case of Schedule 1.1A.

Except as set forth above, all exhibits to the Credit Agreement, in the forms thereof immediately prior to the Effective Date, will continue to be exhibits to the Amended Credit Agreement.

SECTION 6.Removal of Additional Borrowers. The parties hereto agree that, effective as of the Effective Date, the status of each of Wolverine Europe B.V., Wolverine Europe Limited and Wolverine World Wide Canada ULC (each, a “Prior Additional Borrower”) as an “Additional Borrower” shall be terminated. In connection with the foregoing, the parties hereto agree that the Parent Borrower, each Prior Additional Borrower and the Administrative Agent may take such necessary action to terminate any Foreign Guarantee Agreement and/or any security documents or filings with respect to any such Prior Additional Borrower. In furtherance of the foregoing, upon the occurrence of the Effective Date, the Agent hereby agrees all guarantees and any pledges, liens and security interests in any Collateral, in each case granted by the Prior Additional Borrowers under any Loan Document are hereby automatically and irrevocably terminated and released (the “Prior Additional Borrower Release”). The Agent agrees to execute and deliver to Parent Borrower or its designees (at the sole expense of the Parent Borrower) such additional termination statements, releases, discharges and other agreements as the Parent Borrower may reasonably request in connection with the Prior Additional Borrower Release, including any terminations, releases, discharges or other agreements as necessary or desired to evidence the release and termination by the Agent of such liens.

SECTION 7.Effect of Amendment.

7.1. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. The Parent Borrower and each Subsidiary Guarantor acknowledges and agrees that all of the Liens and security interests created and arising under any Loan Document remain in full force and effect and continue to secure its Obligations (as such term is
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defined after giving effect to this Amendment ), unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment. Nothing herein shall be deemed to entitle the Parent Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.

7.2. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement).

7.3.Except as expressly provided herein or in the Amended Credit Agreement, the New Revolving Commitments and New Revolving Loans shall be subject to the terms and provisions of the Amended Credit Agreement and the other Loan Documents.

SECTION 8.General.

8.1. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.2. Reaffirmation. Each of the Reaffirming Parties hereby:

(a)consents to this Amendment and the transactions related thereto and hereby confirms its guarantees, pledges, grants of security interests, acknowledgments, obligations and consents under the Guarantee and Collateral Agreement and the other Security Documents and Loan Documents to which it is a party and agrees that notwithstanding the effectiveness of this Amendment and the consummation of the transactions related thereto, such guarantees, pledges, grants of security interests, acknowledgments, obligations and consents shall be, and continue to be, in full force and effect;

(b)ratifies the Security Documents and the other Loan Documents to which it is a party;

(c)confirms that all of the Liens and security interests created and arising under the Security Documents remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as collateral security for the Obligations, in each case as existed prior to giving effect to this Amendment;

(d)agrees that each of the representations and warranties made by each Reaffirming Party in the Security Documents is true and correct as to it in all material respects on and as of the date hereof (unless any such representation or warranty expressly relates to a given date, in which case such representation or warranty was true and correct in all material respects as of such given date); and

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(e)agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Amendment.

8.3. Costs and Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

8.4. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.5.Amendments. This Amendment may be amended, modified or supplemented only by a writing signed by the Required Lenders (as defined in the Amended Credit Agreement) and the Parent Borrower; provided that any amendment or modification that would require the consent of all Lenders or all affected Lenders if made under the Amended Credit Agreement shall require the consent of all Lenders (as defined in the Amended Credit Agreement) or all affected Lenders (as defined in the Amended Credit Agreement), as applicable.

8.6. Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

WOLVERINE WORLD WIDE, INC.,
as Parent Borrower

By: /s/ Taryn Miller
Name: Taryn Miller
Title: Chief Financial Officer and Treasurer

Signature Page to Amendment

SAUCONY, INC.
SAUCONY IP HOLDINGS LLC
SR/ECOM, LLC
SRL, LLC
THE STRIDE RITE CORPORATION
WOLVERINE DISTRIBUTION, INC.
WOLVERINE OUTDOORS, INC.
WOLVERINE PRODUCT MANAGEMENT, LLC,
as Guarantors

By: /s/ Taryn Miller
Name: Taryn Miller
Title: President and Treasurer

Signature Page to Amendment

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Tim Steen
Name: Tim Steen
Title: Vice President

Signature Page to Amendment

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	JPMORGAN CHASE BANK, N.A.

Executing as a New Revolving Lender:

By: /s/ Tim Steen
Name: Tim Steen
Title: Vice President

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	WELLS FARGO BANK, NATIONAL ASSOCIATION

Executing as a New Revolving Lender:

By: /s/ Megan Pridmore
Name: Megan Pridmore
Title: Executive Director

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	Bank of America, N.A.

Executing as a New Revolving Lender:

By: /s/ Josh Marcero
Name: Josh Marcero
Title: Senior Vice President

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	PNC BANK, NATIONAL ASSOCIATION

Executing as a New Revolving Lender:

By: /s/ Brock Dana
Name: Brock Dana
Title: Senior Vice President

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	CIBC Bank USA

Executing as a New Revolving Lender:

By: /s/ Ryan Mulder
Name: Ryan Mulder
Title: Managing Director

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	KeyBank National Association

Executing as a New Revolving Lender:

By: /s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	HSBC Bank USA, National Association

Executing as a New Revolving Lender:

By: /s/ Jillian Clemons
Name: Jillian Clemons
Title: Senior Vice President

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	HSBC UK Bank plc

Executing as a New Revolving Lender:

By: /s/ Adam Mahmoud
Name: Adam Mahmoud
Title: Senior Relationship Director

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	Associated Bank, N.A.,

Executing as a New Revolving Lender:

By: /s/ Drew Lear
Name: Drew Lear
Title: Senior Vice President

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	First Merchants Bank

Executing as a New Revolving Lender:

By: /s/ Steven J. McCormack
Name: Steven J. McCormack
Title: Vice President

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	Flagstar Bank, N.A.

Executing as a New Revolving Lender:

By: /s/ Laurie B. Perper
Name: Laurie B. Perper
Title: Senior Vice President

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the 2025 Replacement Facility Amendment, dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended as of September 15, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023 (the “Credit Agreement”), among, inter alia, WOLVERINE WORLD WIDE, INC. (“Parent Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a New Revolving Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to provide New Revolving Commitments on and after the Effective Date in the amount of such New Revolving Lender’s New Revolving Commitment, (C) on the Effective Date to make New Revolving Loans in the amount required to give effect to the provisions of Section 2.5(c) of the Amended Credit Agreement and (D) that on the Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Revolving Commitments and New Revolving Loans will be “Revolving Commitments” or “Revolving Loans”, as applicable, under the Amended Credit Agreement.

Name of Institution:	Santander Bank, N.A.

Executing as a New Revolving Lender:

By: /s/ Lucy Vander Mel
Name: Lucy Vander Mel
Title: Vice President

EXHIBIT A
AMENDED CREDIT AGREEMENT

Exhibit A

Schedule 1.1A
Commitments

Lender	New Revolving Commitment	Issuing Lender Commitment
JPMorgan Chase Bank, N.A.	$76,000,000.00	$12,500,000.00
Wells Fargo Bank, National Association	$76,000,000.00	$12,500,000.00
Bank of America, N.A.	$76,000,000.00	$12,500,000.00
PNC Bank, National Association	$76,000,000.00	$12,500,000.00
CIBC Bank USA	$58,000,000.00	-
KeyBank National Association	$58,000,000.00	-
HSBC Bank USA, National Association	$30,120,000.30	-
HSBC UK Bank plc	$5,879,999.70	-
Associated Bank	$36,000,000.00	-
First Merchants Bank	$36,000,000.00	-
Flagstar Bank, N.A.	$36,000,000.00	-
Santander Bank, N.A.	$36,000,000.00	-
Total Allocations	$600,000,000.00	$50,000,000.00

CREDIT AGREEMENT
among
WOLVERINE WORLD WIDE, INC.,
as Parent Borrower,
the Additional Borrowers from Time to Time Parties Hereto,
    The Several Lenders from Time to Time Parties Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
BANK OF AMERICA, N.A.
and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents
Dated as of July 31, 2012
As Amended and Restated as of October 10, 2013
As further Amended and Restated as of July 13, 2015
As further Amended and Restated as of December 6, 2018
As further Amended and Restated as of October 21, 2021
As further Amended and Restated as of September 24, 2025
_____________________
JPMORGAN CHASE BANK, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
BANK OF AMERICA, N.A.
and
PNC CAPITAL MARKETS LLC,
as Lead Arrangers and as Joint Bookrunners
_____________________
CIBC BANK USA,
and
KEYBANK NATIONAL ASSOCIATION,
as Co-Documentation Agents

2.28	Funding of Borrowings	65
SECTION 3.	LETTERS OF CREDIT	66
3.1	L/C Commitment	66
3.2	Procedure for Issuance, Amendment or Extension of Letter of Credit	66
3.3	Fees and Other Charges	67
3.4	L/C Participations	67
3.5	Reimbursement Obligation of the Borrowers	68
3.6	Obligations Absolute	68
3.7	Letter of Credit Payments	68
3.8	Applications	69
3.9	Cash Collateralization	69
3.1	Currency Adjustments	69
3.11	Replacement and Resignation of an Issuing Lender	69
SECTION 4.	REPRESENTATIONS AND WARRANTIES	69
4.1	Financial Condition	70
4.2	No Change	70
4.3	Existence; Compliance with Law	70
4.4	Power; Authorization; Enforceable Obligations	70
4.5	No Legal Bar	71
4.6	Litigation	71
4.7	No Default	71
4.8	Ownership of Property; Liens	71
4.9	Intellectual Property	71
4.1	Taxes	71
4.11	Federal Regulations	72
4.12	Labor Matters	72
4.13	ERISA	72
4.14	Investment Company Act; Other Regulations	72
4.15	Subsidiaries	72
4.16	Use of Proceeds	73
4.17	Environmental Matters	73
4.18	Accuracy of Information, etc.	74
4.19	Security Documents	74
4.2	Solvency	74
4.21	Certain Documents	75
4.22	Sanctions; Anti-Corruption; Anti-Money Laundering	75

4.23	[Reserved]	75
4.24	Affected Financial Institutions	75
SECTION 5.	CONDITIONS PRECEDENT	75
5.1	Conditions to Each Extension of Credit On or After the Fifth Restatement Effective Date	75
5.2	Conditions to the Fifth Restatement Effective Date	76
5.3	Conditions to Initial Extension of Credit to Each Additional Borrower	77
SECTION 6.	AFFIRMATIVE COVENANTS	75
6.1	Financial Statements	79
6.2	Certificates; Other Information	81
6.3	Payment of Taxes	82
6.4	Maintenance of Existence; Compliance	82
6.5	Maintenance of Property; Insurance	82
6.6	Inspection of Property; Books and Records; Discussions	83
6.7	Notices	83
6.8	Environmental Laws	83
6.9	Additional Collateral, etc.	84
6.1	[Reserved]	86
6.11	Designation of Subsidiaries	86
6.12	Anti-Corruption Laws; Sanctions	87
SECTION 7.	NEGATIVE COVENANTS	88
7.1	Financial Condition Covenants	88
7.2	Indebtedness	88
7.3	Liens	91
7.4	Fundamental Changes	93
7.5	Disposition of Property	94
7.6	Restricted Payments	96
7.7	Investments	97
7.8	Optional Payments and Modifications of Certain Debt Instruments	100
7.9	Transactions with Affiliates	100
7.1	Swap Agreements	101
7.11	Changes in Fiscal Periods	101
7.12	Negative Pledge Clauses	101
7.13	Clauses Restricting Subsidiary Distributions	102
7.14	Lines of Business	103
7.15	[Reserved]	103
7.16	Anti-Corruption Laws; Sanctions	103

7.17	IP Reorganizations	103
7.18	Outbound Investment Rules	104
SECTION 8.	EVENTS OF DEFAULT	104
SECTION 9.	THE AGENTS	107
9.1	Appointment	107
9.2	Delegation of Duties	108
9.3	Exculpatory Provisions	109
9.4	Reliance by Administrative Agent	109
9.5	Notice of Default	109
9.6	Non-Reliance on Agents and Other Lenders	110
9.7	Indemnification	110
9.8	Agent in Its Individual Capacity	110
9.9	Successor Administrative Agent	110
9.1	Arrangers, Co-Syndication Agents and Co-Documentation Agents	111
9.11	[Reserved]	111
9.12	[Reserved]	111
9.13	Certain ERISA Matters	111
9.14	Borrowers Communications	112
SECTION 10.	MISCELLANEOUS	113
10.1	Amendments and Waivers	113
10.2	Notices	115
10.3	No Waiver; Cumulative Remedies	117
10.4	Survival of Representations and Warranties	117
10.5	Payment of Expenses and Taxes; Limitation of Liability	117
10.6	Successors and Assigns; Participations and Assignments	119
10.7	Adjustments; Set-off	122
10.8	Counterparts	123
10.9	Severability	124
10.1	Integration	124
10.11	Governing Law	124
10.12	Submission To Jurisdiction; Waivers	124
10.13	Acknowledgements	125
10.14	Releases of Guarantees and Liens	126
10.15	Judgment Currency	126
10.16	Confidentiality	127
10.17	Interest Rate Limitation	128

10.18	WAIVERS OF JURY TRIAL	128
10.19	USA Patriot Act Anti-Money Laundering Legislation	128
10.2	Existing Credit Agreement	128
10.21	Additional Borrowers	128
10.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	129
10.23	Acknowledgement Regarding Any Supported QFCs	129

SCHEDULES:
1.1A	Commitments
1.1B	Mortgaged Property
4.13	ERISA Matters
4.15(a)	Subsidiaries
4.15(b)	Existing Capital Stock Options
4.19(a)	UCC Filing Jurisdictions
4.19(b)	Mortgage Filing Jurisdictions
7.2(d)	Existing Indebtedness
7.3(b)	Existing Liens
7.3(i)	Foreign Subsidiary Real Property Liens
7.7(a)	Existing Investments
7.12	Existing Negative Pledge Clauses
7.13	Existing Subsidiary Distribution Clauses
EXHIBITS:
A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	[Intentionally Omitted]
E	Form of Assignment and Assumption
F	Form of U.S. Tax Compliance Certificate
G-1	[Intentionally Omitted]
G-2	[Intentionally Omitted]
G-3	[Intentionally Omitted]
H	Form of Borrowing Notice
I	[Intentionally Omitted]
J-1	Form of Additional Borrower Joinder Agreement for Domestic Subsidiaries
J-2	Form of Additional Borrower Joinder Agreement for Foreign Subsidiaries
K	Form of Foreign Guarantee Agreement
L	Interest Election Request

CREDIT AGREEMENT (this “Agreement”), dated as of July 31, 2012, as amended and restated as of October 10, 2013, as further amended and restated as of July 13, 2015, as further amended and restated as of December 6, 2018, as further amended and restated as of October 21, 2021 and as further amended and restated as of September 24, 2025, among WOLVERINE WORLD WIDE, INC., a Delaware corporation (the “Parent Borrower”), the Additional Borrowers (each as defined below) from time to time parties to this Agreement, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent.
The parties hereto hereby agree as follows:
SECTION 1.DEFINITIONS
1.1.Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“2025 Replacement Facility Amendment”: that certain 2025 Replacement Facility Amendment, dated as of September 24, 2025.
“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.17(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
“Acceptable Preferred Equity”: Capital Stock that is not Disqualified Capital Stock.
“Additional Borrower”: subject to Section 10.21(b), any Subsidiary that has become a party hereto as a borrower in accordance with Section 10.21(a); provided that, for the avoidance of doubt, no Subsidiary shall be an Additional Borrower hereunder unless and until the Parent Borrower and such Subsidiary have executed and delivered an Additional Borrower Joinder Agreement and the other conditions set forth in Section 5.3 have been satisfied with respect to such Additional Borrower.
“Additional Borrower Joinder Agreement”: the Joinder Agreement to be executed and delivered by the Parent Borrower and any Additional Borrower that is not a party to this Agreement as of the Fifth Restatement Effective Date, substantially in the form of Exhibit J-1 or J-2, as applicable.
“Adjusted Consolidated Net Income”: Consolidated Net Income; provided, that there will not be included in Adjusted Consolidated Net Income on an after tax basis: (a) any net after-tax effect of income (loss) from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations; (b) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees, including pursuant to any equity plan or stock option plan or any other management or employee benefit plan or agreement; (c) any impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles–Goodwill and Other; and (d) any income or loss from the early extinguishment of Indebtedness or early termination of Hedging Obligations or other derivative instruments.
“Adjustment Date”: as defined in the Applicable Pricing Grid.
“Administrative Agent”: JPMorgan, together with its designated branch offices or affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agents”: the collective reference to the Administrative Agent and any other agent identified on the cover page of this Agreement.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Incremental Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement”: as defined in the preamble hereto.
“Agreement Currency”: as defined in Section 10.15(a).
“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Parent Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the U.S. Foreign Corrupt Practices Act of 1977.
“Applicable Margin”:
(a)    for each Type of Loan other than Incremental Term Loans, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be (i) with respect to ABR Loans, 1.00% and (ii) with respect to Term Benchmark Loans and Daily Simple SOFR Loans, 2.00%; provided, that on and after the Adjustment Date occurring three Business Days after the date on which financial statements for the first full fiscal quarter ended after the Fifth Restatement

Effective Date are delivered to the Administrative Agent pursuant to Section 6.1, the Applicable Margin will be determined pursuant to the Applicable Pricing Grid; and
(b)    for Incremental Term Loans, such per annum rates as shall be agreed to by the Parent Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Amendment.
“Applicable Pricing Grid”: with respect to Revolving Loans, Swingline Loans and the Commitment Fee Rate, the table set forth below:

Level	Consolidated Leverage Ratio	Revolving Loans and Swingline Loans		Commitment Fee Rate
		ABR	Term Benchmark and Daily Simple SOFR
Level I	≥ 3.25:1.00	1.25%	2.25%	0.40%
Level II	≥ 2.50:1.00 but < 3.25:1.00	1.00%	2.00%	0.35%
Level III	≥ 1.75:1.00 but < 2.50:1.00	0.75%	1.75%	0.30%
Level IV	≥ 1.00:1.00 but < 1.75:1.00	0.50%	1.50%	0.25%
Level V	< 1.00:1.00	0.25%	1.25%	0.20%

For the purposes of the Applicable Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Administrative Agent pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.
“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.
“Approved Borrower Portal”: as defined in Section 9.14(a).
“Approved Electronic Platform”: IntraLinks™, DebtDomain, Syndtrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.
“Approved Fund”: as defined in Section 10.6(b).

“Arrangers”: the Lead Arrangers and Joint Bookrunners identified on the cover page of this Agreement.
“Asset Sale”: any Disposition constituting a sale of property or series of related Dispositions constituting sales of property (excluding any such Disposition permitted by any of clauses (a) through (k) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,500,000.
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.
“Available Amount”: as of any date, (x) the sum of (without duplication):
(i)    50% of Adjusted Consolidated Net Income for the period (treated as one accounting period) from December 31, 2023 to the end of the most recent fiscal quarter ending prior to such date for which financial statements are available (or, in case such Adjusted Consolidated Net Income is a deficit, minus 100% of such deficit); plus
(ii)    100% of the aggregate Net Cash Proceeds and the fair market value (as determined by the Parent Borrower in good faith) of marketable securities or other property received by the Parent Borrower from the issue or sale of its Capital Stock (other than Disqualified Capital Stock) or other capital contributions subsequent to the Fifth Restatement Effective Date, other than:
(x)    Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Parent Borrower or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Parent Borrower or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and
(y)    Net Cash Proceeds received by the Parent Borrower from the issue and sale of such Capital Stock or capital contribution and, to the extent contributed to the Parent Borrower, the Net Cash Proceeds from the sale of Capital Stock of any of the Parent Borrower’s direct or indirect parent companies, in each case to existing or former directors, officers or employees of the Parent Borrower, or any of its Subsidiaries that occurs after the Fifth Restatement Effective Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments; plus
(iii)    the amount by which Indebtedness of the Parent Borrower or its Restricted Subsidiaries is reduced on the Parent Borrower’s consolidated balance sheet upon the conversion or exchange (other than Indebtedness held by a Subsidiary of the Parent Borrower) subsequent to the Fifth Restatement Effective Date of any Indebtedness of the Parent Borrower or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Parent Borrower (less the amount of any cash, or the fair market value (as determined by the Parent Borrower in good faith) of any other property, distributed by the Parent Borrower upon such conversion or exchange); plus

(iv)    $50,000,000; less
(y)    Restricted Payments made in reliance on the Available Amount and Investments made in reliance on the Available Amount from and after the Fifth Restatement Effective Date.
“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.17.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or, with respect to any entity organized under any federal, provincial or territorial laws of Canada, obtains a stay or compromise of the claims of its creditors against it, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person or, with respect to any entity organized under any federal, provincial or territorial laws of Canada, an interim receiver or receiver-manager, charged with the reorganization or liquidation of its business appointed for it, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark”: initially, with respect to any (i) Daily Simple SOFR Loan, Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.17.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
1.Daily Simple SOFR; or
2.the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
1.in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
2.in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
1.a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
2.a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
3.a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitted Lender”: as defined in Section 10.7(a).
“BHC Act Affiliate”: as defined in Section 10.23(b).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrowers”: collectively, the Parent Borrower and the other Additional Borrowers, if any. The parties acknowledge and agree that as of the Fifth Restatement Effective Date the Parent Borrower is the only Borrower hereunder.
“Borrowing”: a Revolving Borrowing or a Swingline Borrowing.
“Borrowing Date”: any Business Day specified by applicable Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.
“Borrowing Notice”: a request by a Borrower for a Revolving Borrowing in accordance with Section 2.5, which shall be substantially in the form of Exhibit H or as otherwise approved by the Administrative Agent and separately provided to the Parent Borrower.
“Business”: as defined in Section 4.17(b).

“Business Day”: any day (other than a Saturday or a Sunday or any day declared to be a public holiday by U.S. federal statute or executive order) on which banks are open for business in New York City or Chicago; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to Daily Simple SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Daily Simple SOFR Loan, or any other dealings of such Daily Simple SOFR Loan and (b) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that, for the avoidance of doubt, the adoption or issuance of ASC 842 or any other accounting standards after the Original Closing Date will not cause any rental obligation that was not or would not have been a Capital Lease Obligation prior to such adoption or issuance to be deemed a Capital Lease Obligation.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.
“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by another nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds for which substantially all of their investments are in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P, Aaa by Moody’s or AAA by Fitch and (iii) have portfolio assets of at least $1,000,000,000 and (i) to the extent not included in clauses (a) through (h) of this definition, any “cash equivalents” as determined in accordance with GAAP.
“CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Debt”: as defined in the definition of “Foreign Holding Company”.
“Change of Control”: as defined in Section 8(k).
“Charges”: as defined in Section 10.17.
“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Documentation Agents”: the Co-Documentation Agents identified on the cover page of this Agreement.
“Co-Syndication Agents”: the Co-Syndication Agents identified on the cover page of this Agreement.
“Code”: the Internal Revenue Code of 1986, as amended.
“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document; provided that the Collateral shall not include any Excluded Collateral.
“Commencement Date”: as defined in Section 8(c).
“Commitment”: as to any Lender, the sum of the Revolving Commitment and any Incremental Term Loan Commitment of such Lender.
“Commitment Fee Rate”: 0.35% per annum; provided, that on and after the Adjustment Date occurring three Business Days after the date on which financial statements for the first full fiscal quarter ended after the Fifth Restatement Effective Date are delivered to the Administrative Agent pursuant to Section 6.1, the Commitment Fee Rate will be determined pursuant to the Applicable Pricing Grid.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.
“Consolidated EBITDA”: for any period,
(i)    Consolidated Net Income for such period;

(ii)    plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash expenses or losses (including (i) whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and (ii) non-cash expenses resulting from the grant of equity interests pursuant to any equity plan or stock option plan or any other management or employee benefit plan or agreement), (f) any extraordinary losses, (g) non-recurring charges, non-

recurring restructuring charges and other related non-recurring transition costs, provided that the amount of such cash charges shall not exceed $35,000,000 in the aggregate for any four consecutive fiscal quarters, (h) any expenses or charges (other than depreciation or amortization expense) related to the Transactions and the amendment of this Agreement as of the Fifth Restatement Effective Date, provided that such expenses or charges are incurred within one fiscal quarter of the Fifth Restatement Effective Date, (i) any expenses or charges in respect of any offering of Capital Stock of the Parent Borrower or any of its Restricted Subsidiaries, any Permitted Acquisition, acquisition, disposition, recapitalization or incurrence of Indebtedness, in each case permitted under this Agreement (whether or not successful), (j) the amount of “run rate” net cost savings, synergies and operating expense reductions projected by the Parent Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than 18 months after the end of the period (calculated on a pro forma basis as though such cost savings, operating expense reductions and/or synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and/or synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken) and (y) the aggregate amount of cost savings added pursuant to this clause (j) shall not exceed 20.0% of Consolidated EBITDA determined for the applicable period without giving effect to such added amount, (k) Consolidated EBITDA attributable to the percentage ownership of Specified Permitted Joint Ventures by the Parent Borrower and its Restricted Subsidiaries to the extent not included in Consolidated Net Income, and (l) environmental-related cash expenses of the Parent Borrower or any of its Restricted Subsidiaries, including legal costs to defend the Parent Borrower’s environmental-related cases, suits or proceedings, in an aggregate amount not to exceed $10,000,000; and

(iii)    minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary income or gains, (iii) any other non-cash income (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iv) non-recurring income or gains and (v) income tax credits (to the extent not netted from income tax expense) and (b) any cash payments made during such period in respect of items described in clause (ii)(e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income (provided that the foregoing subtraction of items in this clause (iii)(b) shall not apply to (i) voluntary payments made in respect of underfundings in any Pension Plans, (ii) cash payments made pursuant to the terms of the approved Consent Decree, dated as of February 19, 2020, among, inter alia, the Parent Borrower, the Michigan Department of Environmental Quality, Plainfield Charter Township, and Algoma Township and (iii) cash payments with respect to other related environmental matters), all as determined on a consolidated basis.

For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio or the Consolidated Secured Leverage Ratio, such calculation shall be made on a pro forma basis (i) after giving effect to any Material Acquisition, Material Investment and any Material Disposition during such Reference Period and (ii) assuming that such Material Acquisition, Material Investment or Material

Disposition occurred at the beginning of such Reference Period, all in accordance with the definition of “pro forma basis” as set forth herein.
“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense”: for any period, total actual interest expense (including that attributable to Capital Lease Obligations) of the Parent Borrower and its Restricted Subsidiaries net of actual interest income on a consolidated basis for such period with respect to all outstanding Indebtedness of the Parent Borrower and its Restricted Subsidiaries (but (i) excluding (x) amortization of fees in respect of any issuance, amendment to or modification of Indebtedness and (y) fees in respect of the Transactions and (ii) including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).
“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day less Netted Cash on such day in an amount not exceeding $350,000,000 to (b) Consolidated EBITDA for such period; provided that for the purposes of any calculation of the Consolidated Leverage Ratio on a pro forma basis, the proceeds of any Indebtedness being included in the Consolidated Total Debt determination solely as a result of such pro forma calculation shall not be included in determining Netted Cash as of such day.
“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Parent Borrower and its Restricted Subsidiaries and the consolidated net income (or loss) attributable to the percentage ownership of Specified Permitted Joint Ventures (if any) by the Parent Borrower and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP; provided that except as set forth herein with respect to Specified Permitted Joint Ventures or in accordance with the definition of Consolidated EBITDA, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Parent Borrower or is merged into or consolidated with the Parent Borrower or any of its Restricted Subsidiaries, and (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Parent Borrower) in which the Parent Borrower or any of its Restricted Subsidiaries has an ownership interest (including Permitted Joint Ventures that are not Restricted Subsidiaries, if any), except to the extent that any such income is actually received by the Parent Borrower or such Restricted Subsidiary in the form of dividends or similar equity distributions.
“Consolidated Secured Debt”: at any date, Consolidated Total Debt that is secured by a Lien on the assets of the Parent Borrower or any of its Restricted Subsidiaries or any Specified Permitted Joint Venture (it being understood that any Factoring Indebtedness and any Receivables Transaction Attributed Indebtedness shall be considered Consolidated Secured Debt).
“Consolidated Secured Leverage Ratio”: as of the last day of any period, the ratio of (a) Consolidated Secured Debt on such day less Netted Cash on such day in an amount not exceeding $350,000,000 to (b) Consolidated EBITDA for such period; provided that for the purposes of any calculation of the Consolidated Secured Leverage Ratio on a pro forma basis, the proceeds of any Indebtedness being included in the Consolidated Secured Debt determination solely as a result of such pro forma calculation shall not be included in determining Netted Cash as of such day.
“Consolidated Total Assets”: as of any date, the total assets of the Parent Borrower and its Restricted Subsidiaries, calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Parent Borrower and its Restricted Subsidiaries and any Specified Permitted Joint Venture at such date (other than (i) Indebtedness under clause (g) of the definition of Indebtedness and (ii) Obligations in respect of undrawn Letters of Credit not to exceed $10,000,000 in the aggregate at any time), determined on a consolidated basis in accordance with GAAP.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity”: as defined in Section 10.23(b).
“Covered Party”: as defined in Section 10.23(a).
“Credit Party”: the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender.
“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Parent Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Daily Simple SOFR Borrowing”: as to any Borrowing, the Daily Simple SOFR Loans comprising such Borrowing.
“Daily Simple SOFR Loan”: a Loan that bears interest at a rate based on the Daily Simple SOFR.
“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied, including, in any event, a “Default” under and as defined in the Senior Unsecured Debt Agreement.
“Default Right”: as defined in Section 10.23(b).
“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or, with respect to any Lender party to the First Amendment or that becomes a Lender after the First Amendment Effective Date, a Bail-In Action.
“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction.
“Designated Non-Cash Consideration”: the fair market value (as determined by the Parent Borrower in good faith) of non-cash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.5(l) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer delivered on the date of consummation of such Disposition, setting forth the basis of such valuation.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, license, sublicense, assignment, conveyance, transfer or other disposition thereof (in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise). The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock”: any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Capital Stock and/or cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the Termination Date), (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock that is not Disqualified Capital Stock and/or cash in lieu of fractional shares), in whole or in part (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the Termination Date), (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Borrower or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Parent Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disregarded Entity”: any entity treated as disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3.
“Dividing Person”: has the meaning assigned to it in the definition of “Division”.
“Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons under Section 18-217 of the Delaware Limited Liability Company Act or similar applicable partnership or limited liability company law (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor”: any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar Equivalent”: for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.
“Dollars” and “$”: dollars in lawful currency of the United States.
“Domestic Subsidiary”: any Subsidiary of the Parent Borrower organized under the laws of any jurisdiction within the United States.
“Domestic Unrestricted Subsidiary”: any Unrestricted Subsidiary of the Parent Borrower organized under the laws of any jurisdiction within the United States.
“Earnout Obligations”: those payment obligations of the Parent Borrower and its Restricted Subsidiaries to former owners of businesses which were acquired by the Parent Borrower or one of its Restricted Subsidiaries pursuant to an acquisition which are in the nature of deferred purchase price to the extent such obligations are required to be set forth with respect to such payment obligations on a balance sheet of the Parent Borrower or one of its Restricted Subsidiaries prepared in accordance with GAAP; provided, that Earnout Obligations shall not include any such obligations that are payable after the Maturity Date.
“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414 of the Code.
“ERISA Event”: (a) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (b) any Reportable Event; (c) the failure of any Group Member or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (d) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (f) the occurrence of any event or condition which would reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Group Member or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (g) the receipt by any Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the failure by any Group Member or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (i) the incurrence by any Group Member or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (j) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA); or (k) the failure by any Group Member or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act”: as defined in Section 8(k).

“Excluded Collateral”: as defined in the Guarantee and Collateral Agreement. For the avoidance of doubt, Excluded Collateral includes, solely with respect to the Obligations or Guarantee Obligations of any U.S. Person (including any Guarantee Obligations with respect thereto): (a) any property or assets held directly or indirectly by any Foreign Subsidiary (including any Capital Stock owned directly or indirectly by a Foreign Subsidiary) (b) any interests in Disregarded Entities the assets of which include CFC Debt, and (c) in the case of (i) Disregarded Entities not described in clause (b) the assets of which include stock in any Foreign Subsidiaries, (ii) Foreign Subsidiaries, and (iii) Foreign Holdings Companies, voting Capital Stock in excess of 65% of the voting Capital Stock thereof. For the sake of clarity, no Excluded Collateral shall be required to be pledged to secure any Obligations or Guarantee Obligations of any U.S. Loan Party (including any Guarantee Obligations with respect thereto) under any Loan Document.
“Excluded Domestic Subsidiary”: any (i) Domestic Subsidiary for which becoming a Subsidiary Guarantor could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Parent Borrower in consultation with the Administrative Agent and (ii) any Securitization Subsidiary organized under the laws of any jurisdiction within the United States.
“Excluded Foreign Subsidiary”: any (i) CFC, (ii) Subsidiary that is owned directly or indirectly by a CFC, (iii) Foreign Holding Company and (iv) any Securitization Subsidiary not organized under the laws of any jurisdiction within the United States.
“Excluded Swap Obligation”: with respect to any Subsidiary Guarantor, (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Subsidiary Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligation, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (a) Taxes imposed on or measured by net income or overall gross income (however denominated) and franchise Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any branch profits Taxes or similar Taxes, or any alternative minimum tax, imposed on a Credit Party, (c) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender (such as a withholding tax levied on interest payments made to that Lender) with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, in each case of which the withholding Taxes levied are treated under this Agreement as owed and paid to that previous Lender or Lender’s office, (d) Taxes attributable to such Credit Party’s failure to comply with Section 2.20(e), (e) any U.S. Federal withholding Taxes imposed under FATCA, (f) any changes in the backup withholding rate and (g) [reserved], (h) [reserved], and (i) all penalties and interest with respect to any of the foregoing.
“Existing Credit Agreement”: that certain Credit Agreement, dated as of July 31, 2012, as amended as of September 28, 2012, as further amended as of October 8, 2012, as amended and restated as of October 10, 2013, as amended and restated as of July 13, 2015, as amended as of September 16, 2016, as further amended and restated as of December 6, 2018, as further amended on May 5, 2020, as further amended and restated as of October 21, 2021, as further amended on April 10, 2023, as further amended on June 30, 2023 and as further amended on December 21, 2023, among the Parent Borrower, the several banks and other financial institutions or entities from time to time parties thereto JPMorgan, as administrative agent, and the other agents party thereto.
“Existing Revolving Commitments”: “Revolving Commitments” outstanding under the Existing Credit Agreement immediately prior to the Fifth Restatement Effective Date.
“Existing Revolving Lender”: a “Revolving Lender” under the Existing Credit Agreement.
“Existing Revolving Loans”: “Revolving Loans” outstanding under the Existing Credit Agreement immediately prior to the Fifth Restatement Effective Date.
“Existing Term Loans”: “Term Loans” outstanding under the Existing Credit Agreement immediately prior to the Fifth Restatement Effective Date.
“Facility”: each of (a) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”); (b) the Incremental Term Loan Commitments and the Incremental Term Loans (the “Incremental Term Facility”); and (c) the Incremental Revolving Commitments and the extensions of credit made thereunder (the “Incremental Revolving Facility”).
“Factoring Indebtedness”: at any time, the amount at such time of outstanding receivables or similar obligations sold by the Parent Borrower or Restricted Subsidiaries pursuant to factoring agreements with a non-affiliated third party that would be characterized as principal with respect to Indebtedness if such factoring agreement were structured as a secured lending transaction rather than as a purchase of receivables. For the avoidance of doubt, Factoring Indebtedness shall not include Receivables Transaction Attributed Indebtedness.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, any applicable intergovernmental agreements with respect thereto, and any fiscal or regulatory legislation or rules adopted pursuant thereto.
“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fifth Restatement Effective Date”: the first date on which the conditions precedent set forth in Section 5.2 have been satisfied, which date is September 24, 2025.
“First Amendment”: that certain First Amendment, dated as of the First Amendment Effective Date, to this Agreement.
“First Amendment Effective Date”: September 15, 2016.
“Fitch”: Fitch Ratings Ltd. or any successor thereto.
“Flood Designated Lender”: Bank of America, N.A., so long as Bank of America, N.A. is a Lender.
“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the 2021 Replacement Facility Amendment, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or the Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of Term SOFR Rate and the Daily Simple SOFR shall be 0%.
“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Group Member.
“Foreign Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by any Additional Borrower that is a Foreign Subsidiary, substantially in the form of Exhibit K.
“Foreign Holding Company”: any (i) Domestic Subsidiary all or substantially all of the assets of which consist of the Capital Stock of one or more CFCs and/or intercompany loans, indebtedness or receivables owed or treated as owed by one or more CFCs (“CFC Debt”), and (ii) Disregarded Entity all or substantially all of the assets of which consist of the Capital Stock of one or more Subsidiaries described in part (i) of this definition.
“Foreign Loan Parties”: any Additional Borrower that is a Foreign Subsidiary.
“Foreign Plan”: each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Group Member.
“Foreign Plan Event”: with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan; or (d) the occurrence of any event or the existence of any circumstance which causes the termination or windup of a Foreign Plan or gives any Governmental Authority the discretion to order the termination or windup of a Foreign Plan.
“Foreign Subsidiary”: any Restricted Subsidiary of the Parent Borrower that is not a Domestic Subsidiary.
“Fourth Restatement Effective Date”: October 21, 2021.
“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Parent Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, subject to Section 1.2(h); provided that, . notwithstanding any other provisions of this Agreement, the adoption or issuance of any accounting standards after the Original Closing Date (including without limitation ASC 842) will not cause any rental obligation that was not or would not have been a Capital Lease Obligation prior to such adoption or issuance to be deemed a Capital Lease Obligation.
“Governmental Authority”: any nation or government (including any supra-national bodies such as the European Union or the European Central Bank), any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Group Members”: the collective reference to the Parent Borrower and its respective Restricted Subsidiaries.
“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by the Parent Borrower and each other U.S. Loan Party, substantially in the form of Exhibit A, as amended and restated on the Third Restatement Effective Date.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Borrower in good faith.

“Hostile Acquisition”: (a) the acquisition of the Capital Stock of a Person through a tender offer or similar solicitation of the owners of such Capital Stock which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“Immaterial Subsidiary”: at any date, a Restricted Subsidiary of the Parent Borrower that is not a Material Subsidiary; provided that in no event shall any Borrower be an Immaterial Subsidiary.
“Impacted Lender”: as defined in Section 2.19(h).
“Incremental Amendment”: as defined in Section 2.25(d).
“Incremental Equivalent Debt”: as defined in Section 7.2(n).
“Incremental Loans”: as defined in Section 2.25(a).
“Incremental Loan Closing Date”: as defined in Section 2.25(a).
“Incremental Revolving Commitments”: as defined in Section 2.25(a).
“Incremental Revolving Facility”: as defined in the definition of “Facility”.
“Incremental Revolving Loans”: any revolving loans made pursuant to Section 2.25(a).
“Incremental Term Facility”: as defined in the definition of “Facility”.
“Incremental Term Lenders”: (a) on any Incremental Loan Closing Date relating to Incremental Term Loans, the Lenders signatory to the relevant Incremental Amendment and (b) thereafter, each Lender that is a holder of an Incremental Term Loans.
“Incremental Term Loan Commitments”: as to any Lender, the obligation of such Lender, if any, to make an Incremental Term Loan to a Borrower in a principal amount not to exceed the amount set forth in the applicable Incremental Amendment governing such Incremental Term Loan.
“Incremental Term Loans”: any term loans made pursuant to Section 2.25(a).
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Receivables Transaction Attributed Indebtedness of such Person, (i) [intentionally omitted], (j) all Factoring Indebtedness of such Person, (k) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (j) above, (l) all obligations of the kind referred to in clauses (a) through (k) above secured by any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation;

provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, and (m) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Insolvent”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, domain names, trademark licenses, technology, know-how, methods and processes, and all rights to sue at law or in equity for any past, present or future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Election Request”: a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.13, which shall be substantially in the form of Exhibit L or any other form approved by the Administrative Agent.
“Interest Payment Date”: (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Daily Simple SOFR Loan (if applicable after the effectiveness of a Benchmark Replacement), (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period”: with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for Dollars), as a Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.17(e) shall be available for specification in such Borrowing Notice or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investments”: as defined in Section 7.7.
“IP Assets”: as defined in the definition of “IP Reorganization”.
“IP Reorganization”: any direct or indirect transfer of the ownership of certain Intellectual Property of the Parent Borrower and its Subsidiaries and related agreements and licenses (such Intellectual Property and related assets, collectively, the “IP Assets”) to one or more Foreign Subsidiaries or Foreign Holding Companies that are Wholly Owned Subsidiaries of the Parent Borrower.
“IP Reorganization Transactions”: a transaction or series of transactions entered into by the Parent Borrower and any of its Restricted Subsidiaries the purpose of which is to effect an IP Reorganization.
“IRS”: the United States Internal Revenue Service.
“Issuing Lender”: each of JPMorgan, Wells Fargo Bank, National Association, Bank of America, N.A. and PNC Bank, National Association and any other Revolving Lender approved by the Administrative Agent and the Parent Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.
“Issuing Lender Commitment”: as to any Issuing Lender, the amount set forth under the heading “Issuing Lender Commitment” opposite such Lender’s name on Schedule 1.1A (after giving effect to the Fifth Restatement Effective Date) or in the Assignment and Assumption pursuant to which such Issuing Lender became a party hereto in such capacity, as the same may be changed from time to time pursuant to the terms hereof.
“JPMorgan”: JPMorgan Chase Bank, N.A.
“Judgment Currency”: as defined in Section 10.15(a).
“L/C Commitment”: $50,000,000.
“L/C Exposure”: at any time, the total L/C Obligations. The L/C Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total L/C Exposure at such time.
“L/C Foreign Currency”: Canadian Dollars, Sterling, the Euro, Hong Kong Dollars and any additional currencies determined after the Fifth Restatement Effective Date by mutual agreement of the Parent Borrower, the Issuing Lenders and the Administrative Agent; provided each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into Dollars and available in the London interbank deposit market.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Lenders other than the Issuing Lender in respect of such Letter of Credit.
“LCA Election”: as defined in Section 1.5.
“LCA Test Date”: as defined in Section 1.5.
“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Lender-Related Person”: as defined in Section 10.5(b).
“Lenders”: as defined in the preamble hereto.
“Letters of Credit”: as defined in Section 3.1(a).
“Liabilities”: any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien”: any mortgage, pledge, hypothecation, cash collateral or other similar deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement) but not including any operating lease.
“Limited Condition Acquisition”: any Purchase or Investment permitted hereunder the consummation of which by the Parent Borrower or any of its Restricted Subsidiaries is not expressly conditioned on the availability of, or on obtaining, third-party financing.
“Liquidity”: at any date, the sum of (a) Netted Cash as of such date plus (b) the Available Revolving Commitments as of such date.
“Loan”: any loan made by any Lender pursuant to this Agreement.
“Loan Documents”: this Agreement, the Security Documents, the Foreign Guarantee Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: the collective reference to the U.S. Loan Parties and the Foreign Loan Parties.
“Local Time”: (a) with respect to Letters of Credit denominated in Euros or Sterling, local time in London, (b) with respect to Letters of Credit denominated in L/C Foreign Currencies other than Euros and Sterling, local time in the Principal Financial Center for the applicable currency and (b) with respect to any other Loans, local time in New York City. For purposes of this definition, “Principal Financial Center” means, in the case of any currency other than Dollars, the principal financial center where such currency is cleared and settled, as determined by the Administrative Agent.
“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Incremental Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Material Acquisition”: as defined in the definition of “pro forma basis”.
“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or financial condition of the Parent Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other material Loan Documents or the rights or remedies, taken as a whole, of the Administrative Agent or the Lenders hereunder or thereunder.
“Material Disposition”: as defined in the definition of “pro forma basis”.
“Material Intellectual Property”: any Intellectual Property that is material to the operation of the business of the Parent Borrower and its Restricted Subsidiaries, collectively.
“Material Investment”: as defined in the definition of “pro forma basis”.
“Material Subsidiary”: as of any date of determination, any Restricted Subsidiary (a) whose total assets on an unconsolidated basis at the last day of the Reference Period ending on the last day of the most recent fiscal period for which financials have been delivered pursuant to Section 6.1(a) or (b) were equal to or greater than 10.0% of the Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date or (b) whose revenues on an unconsolidated basis during such Reference Period were equal to or greater than 10.0% of the consolidated revenues of the Parent Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Fifth Restatement Effective Date, Immaterial Subsidiaries have, in the aggregate, (i) total assets on an unconsolidated basis at the last day of the most recently ended Reference Period equal to or greater than 15.0% of the Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date or (ii) revenues on an unconsolidated basis during such Reference Period equal to or greater than 15.0% of the consolidated revenues of the Parent Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP, then the Parent Borrower shall, no later than five Business Days subsequent to the date on which financial statements for such fiscal period are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Subsidiaries as “Material Subsidiaries” such that, following such designation(s), Immaterial Subsidiaries have, in the aggregate (i) total assets on an unconsolidated basis at the last day of such Reference Period of less than 15.0% of the Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date and (ii) total revenues on an unconsolidated basis during such Reference Period of less than 15.0% of the consolidated revenues of the Parent Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
“Maturity Date”: the earlier of (a) September 24, 2030 and (b) the 91st day prior to the final maturity date of the Senior Unsecured Debt (or the final maturity date of any Indebtedness that refinances or replaces the Senior Unsecured Debt, and as such date may be extended, including pursuant to any such refinancing or replacement) (any such indebtedness the “Subject Debt” and such date 91 days prior, the “Springing Maturity Date”) if any Subject Debt remains outstanding on the Springing Maturity Date.
“Maximum Rate”: as defined in Section 10.17.

“Moody’s”: Moody’s Investors Service, Inc. or any successor thereto.
“Mortgage Amendment”: as defined in Section 6.10(a).
“Mortgaged Properties”: the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.
“Mortgages”: each of the mortgages and deeds of trust made by any U.S. Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance reasonably acceptable to the Administrative Agent and the Parent Borrower (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded or are otherwise reasonably acceptable to the Administrative Agent).
“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof received by the Parent Borrower or any Restricted Subsidiary in the form of cash, Cash Equivalents and marketable U.S. debt securities (determined in accordance with GAAP) (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) (provided, that with respect to marketable U.S. debt securities, such securities shall be included as Net Cash Proceeds only as and when the proceeds thereof are received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any incurrence of Indebtedness by the Parent Borrower or any Restricted Subsidiary, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“Netted Cash”: at any day, the aggregate amount of (i) domestic unrestricted and unencumbered cash and domestic Cash Equivalents of the Parent Borrower and its Domestic Subsidiaries on such day and (ii) the Dollar Equivalent of unrestricted and unencumbered cash and Cash Equivalents of Non-Domestic Subsidiaries on such day.
“New Lender”: as defined in Section 2.25(b).
“Non-Consenting Lender”: as defined in Section 2.23.
“Non-Domestic Subsidiary”: any Subsidiary of the Parent Borrower that is not (a) a Domestic Subsidiary or (b) a Domestic Unrestricted Subsidiary. For the avoidance of doubt, the term “Non-Domestic Subsidiary” shall include each Foreign Subsidiary.
“Non-U.S. Lender”: a Lender that is not a U.S. Person.
“Notes”: the collective reference to any promissory note evidencing Loans.
“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers or any of their Subsidiaries to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Borrower pursuant hereto) or otherwise; provided that for purposes of determining any Guarantee Obligations of (i) any U.S. Loan Party pursuant to the Guarantee and Collateral Agreement, the definition of “Obligations” shall not create any guarantee by any U.S. Loan Party of (or grant of security interest by any U.S. Loan Party to support, if applicable) any Excluded Swap Obligations; and (ii) any Foreign Loan Party pursuant to the Foreign Guarantee Agreement, the definition of “Obligations” shall not create any guarantee by any Foreign Loan Party of any Excluded Swap Obligations.
“Original Closing Date”: October 9, 2012.
“Other Connection Taxes”: with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”: all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to a participation or that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).
“Outbound Investment Rules”: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 or any similar law or regulation; as of the date of this Agreement, the Outbound Investment Rules are codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent Borrower”: as defined in the preamble hereto.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c).
“Patriot Act”: as defined in Section 10.19(a).
“Payment”: has the meaning assigned to it in Section 9.1(c)(i).
“Payment Notice”: has the meaning assigned to it in Section 9.1(c)(ii).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to ERISA and any successor entity performing similar functions.
“Pension Plan”: any Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.
“Permitted Acquisition”: a Purchase (including pursuant to any merger with any Person that was not a Subsidiary prior to such merger in which the Parent Borrower or any Restricted Subsidiary is the surviving party) by the Parent Borrower or any Restricted Subsidiary in a transaction that satisfies each of the following requirements:
(a)such Purchase is not a Hostile Acquisition;
(b)both before and after giving effect to the consummation of such Purchase and the Loans (if any) requested to be made in connection therewith, (x) each of the representations and warranties in the Loan Documents is true and correct in all material respects ((except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Purchase, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (y) no Default or Event of Default exists or would be caused thereby; provided that, with respect to any Permitted Acquisition that is a Limited Condition Acquisition for which the Parent Borrower has made an LCA Election, (A) the relevant date for the determinations under clauses (x) and (y) above shall be the LCA Test Date in accordance with Section 1.5 and (B) the conditions set forth in clauses (x) and (y) shall be limited to customary specified or certain funds representations and the absence of any Event of Default under Section 8(a) or Section 8(f); and
(c)if such Purchase is an acquisition of Capital Stock, such Purchase will not result in any violation of Regulation U.
“Permitted Encumbrances”:

(a)Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or are being contested in compliance with Section 6.3;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.3;
(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)judgment liens in respect of judgments that do not constitute an Event of Default under Section 8(h);
(f)leases, subleases, non-exclusive licenses and non-exclusive sublicenses granted to others, easements, zoning restrictions, rights-of-way and similar encumbrances that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Restricted Subsidiary;
(g)Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(h)banker’s liens, rights of set-off or similar rights, in each case, arising by contract or operation of law;
(i)other Liens incidental to the normal conduct of the business of the Parent Borrower or any Restricted Subsidiary or the ownership of their respective properties which are not incurred in connection with the incurrence or maintenance of Indebtedness and which do not in the aggregate materially impair the use of any property subject thereto in the operation of the business of the Parent Borrower or any Restricted Subsidiary, or materially detract from the value of such property (provided, however, that in no event shall such Liens described in this subclause (i) include any exclusive license or exclusive sublicense); and
(j)statutory or customary contractual Liens in favor of landlords relating to real property leases of the Parent Borrower or any Restricted Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Holders”: (a) the Section 16 Officers of the Parent Borrower from time to time and (b) any group which includes and is under the general direction of any of such Section 16 Officers.
“Permitted Joint Venture”: any joint venture created, entered into or acquired by the Parent Borrower or its Restricted Subsidiaries and designated as such in writing by the Parent Borrower pursuant to Section 6.11 and any Subsidiary of any such joint venture; provided that in no event shall any Borrower be a Permitted Joint Venture.

“Permitted Refinancing Indebtedness”: any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), (b) (i) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) 91 days after the Maturity Date (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction) and (ii) such Permitted Refinancing Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, (d) no Permitted Refinancing Indebtedness as of the date of incurrence of such Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not as of such date obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced (it being understood that the terms of any such Permitted Refinancing Indebtedness shall not, as of the date of the incurrence thereof, require any new obligors or contingent obligations that were not as of such date obligors or required to become obligors or contingent obligors under the Indebtedness being Refinanced) and (e) if the Indebtedness being Refinanced is (or would have been required to be) secured by the Collateral, such Permitted Refinancing Indebtedness may be secured by such Collateral on terms not materially less favorable, taken as a whole, to the Secured Parties than the Indebtedness being Refinanced; provided that with respect to any Indebtedness secured by a Lien on the Collateral, any Liens securing such Permitted Refinancing Indebtedness shall, to the extent the Indebtedness being Refinanced was subject to an intercreditor agreement with respect to the Obligations hereunder, be subject to an intercreditor agreement that is not materially less favorable, taken as a whole, to the Credit Parties than the intercreditor agreement outstanding in respect of the Indebtedness being Refinanced.
“Permitted Unsecured Debt”: any unsecured notes or bonds or other unsecured debt securities issued (including pursuant to an exchange offer) by the Parent Borrower and designated by the Parent Borrower as Permitted Unsecured Debt hereunder; provided that (a) any such Indebtedness shall have a final maturity date at least 91 days after the Maturity Date, (b) any such Indebtedness shall not have any scheduled amortization payments, mandatory redemptions or sinking fund obligations or mandatory prepayments (including cash flow sweeps) prior to the date that is 91 days after the Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss, customary acceleration rights after an event of default and payments in respect of paid-in-kind interest previously accreted to principal as necessary to avoid having the underlying debt obligation treated as an applicable high-yield discount obligation under Sections 163(e)(5) and 163(i) of the Code, or any successor provision thereto), (c) such Indebtedness shall not have any financial maintenance covenants, (d) any such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Specified Change of Control set forth herein and (e) any such Indebtedness shall not be subject to any guarantee by any Group Member (other than a Loan Party).
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA but excluding any Multiemployer Plan), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Group Member or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.
“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledged Stock”: as defined in the Guarantee and Collateral Agreement. For the avoidance of doubt, the term “Pledged Stock” shall not include any Excluded Collateral.
“PPSA”: the Personal Property Security Act or such other applicable legislation in effect from time to time in such applicable Canadian jurisdiction for purposes of the provisions hereof or the other applicable Loan Documents relating to perfection, effect of perfection or non-perfection or priority.
“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“pro forma basis”: with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated Interest Coverage Ratio, Consolidated Leverage Ratio and Consolidated Secured Leverage Ratio and the calculation of Consolidated Total Assets, for which a determination on a pro forma basis at any point in time (including without limitation contemporaneously with any Material Acquisition, Material Investment or any Material Disposition) or for any Reference Period is required to be made hereunder, “pro forma basis” shall mean that pro forma effect shall be given to any referenced transaction (including without limitation any Material Acquisition, Material Investment and any Material Disposition) during such Reference Period, or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), assuming that each such event occurred at the beginning of such Reference Period. As used in this definition, “Material Acquisition” means any Purchase involves the payment of consideration by the Parent Borrower and its Restricted Subsidiaries in excess of $10,000,000; “Material Investment” means an Investment or series of related Investments (including any Investment in a Permitted Joint Venture) not constituting a Material Acquisition that involves the payment of consideration by the Parent Borrower and its Restricted Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (a) comprises all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) that yields gross proceeds to the Parent Borrower or any of its Restricted Subsidiaries in excess of $10,000,000.
“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code.

“Projections”: as defined in Section 6.2(c).
“Properties”: as defined in Section 4.17(a).
“Proposed Change”: as defined in Section 2.23.
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Note”: a promissory note of a Securitization Subsidiary evidencing the deferred purchase price of receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Parent Borrower or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Securitization Subsidiary, which deferred purchase price or line is repayable from cash available to the Securitization Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to investors and amounts paid in connection with the purchase of newly generated receivables.
“Public-Sider”: a Lender whose representatives may trade in securities of the Parent Borrower or its controlling Person or any of its Subsidiaries while in possession of the financial statements provided by the Parent Borrower under the terms of this Agreement.
“Purchase”: any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent Borrower or any of its Restricted Subsidiaries (i) acquires all or substantially all of the assets of any firm, corporation or limited liability company, or business unit or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes for the members of the board of directors) of the Capital Stock of a Person.
“QFC”: as defined in Section 10.23(b).
“QFC Credit Support”: as defined in Section 10.23.
“Qualified Acquisition”: (a) a Permitted Acquisition consummated after the Fifth Restatement Effective Date for which the aggregate amount of cash consideration paid by the Parent Borrower and its Subsidiaries for such transaction is at least $100,000,000 and (b) for which the Parent Borrower notifies the Administrative Agent in writing prior to or promptly upon consummation of its election to have such transaction be a “Qualified Acquisition” for purposes of this Agreement. There may be no more than two such elections with respect to Qualified Acquisitions by the Parent Borrower.
“Qualified Receivables Account”: any deposit account of the Parent Borrower or any Restricted Subsidiary that is designated to receive only amounts owing with respect to receivables subject to a Qualified Receivables Transaction.
“Qualified Receivables Transaction”: any transaction or series of transactions that may be entered into by the Parent Borrower or any Restricted Subsidiary pursuant to which the Parent Borrower or any Restricted Subsidiary may sell, convey or otherwise transfer to, either (a) a Person that is not a Restricted Subsidiary or (b) a Restricted Subsidiary or Securitization Subsidiary that in turn funds such purchase by selling its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Securitization Subsidiary that in turn funds itself by borrowing from such a Person, or may grant a security interest in, any accounts or notes receivable (whether now existing or arising in the future) of the Parent Borrower or any of its Restricted Subsidiaries, any assets related thereto, all contracts and all Guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets that are customarily incurred, granted or transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization involving receivables, provided that (i) the obligations under such Qualified Receivables Transaction are non-recourse (except Standard Securitization Undertakings) to the Parent Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) and (ii) the aggregate Receivables Transaction Attributed Indebtedness incurred in all such transactions outstanding at any time does not exceed $200,000,000.
“Receivables Transaction Attributed Indebtedness”: the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.
“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.
“Reference Period”: four consecutive fiscal quarters of the Parent Borrower for which financial statements were delivered pursuant to Section 6.1.
“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refunded Swingline Loans”: as defined in Section 2.7(b).
“Register”: as defined in Section 10.6(b).
“Regulation U”: Regulation U of the Board as in effect from time to time.
“Reimbursement Obligation”: the obligation of the applicable Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate”: (i) with respect to any Term Benchmark Borrowing, the Term SOFR Rate or (ii) with respect to any Daily Simple SOFR Borrowing, the Daily Simple SOFR.
“Replaced Revolving Facility”: as defined in Section 10.1.
“Replaced Term Loans”: as defined in Section 10.1.
“Replacement Revolving Facility”: as defined in Section 10.1.

“Replacement Term Loans”: as defined in Section 10.1.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than those events as to which notice is waived.
“Required Lenders”: at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Incremental Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: the chief executive officer, president or chief financial officer of the Parent Borrower, but in any event, with respect to financial matters, the chief financial officer of the Parent Borrower.
“Restricted Payments”: as defined in Section 7.6.
“Restricted Subsidiary”: any Subsidiary that is not an Unrestricted Subsidiary or a Permitted Joint Venture.
“Revolving Borrowing”: a borrowing of Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Commitment”: on and after the Fifth Restatement Effective Date, as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A (after giving effect to the Fifth Restatement Effective Date) or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments on the Fifth Restatement Effective Date is $600,000,000.
“Revolving Commitment Period”: the period from and including the Fifth Restatement Effective Date to the Maturity Date.
“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.
“Revolving Facility”: as defined in the definition of “Facility”.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.
“Revolving Loans”: as defined in Section 2.4(a).
“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis. Notwithstanding the foregoing, in the case of Section 2.25 when a Defaulting Lender shall exist, Revolving Percentages shall be determined without regard to any Defaulting Lender’s Revolving Commitment.
“S&P”: Standard & Poor’s Financial Services LLC or any successor thereto.
“Sanctioned Country”: at any time, a country or territory which is itself the subject or target of any Sanctions (as of the Fifth Restatement Effective Date, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine).
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury the U.S. Department of State, the United Nations Security Council, the European Union, Canada, HM’s Treasury of the United Kingdom, or any EU member state, (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons, or (d) any Person otherwise the subject or target of Sanctions.
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, Canada or HM’s Treasury of the United Kingdom.
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Second Amendment”: that certain Second Amendment, dated as of the Second Amendment Effective Date, to this Agreement.
“Second Amendment Effective Date”: May 5, 2020.
“Second Restatement Date”: July 13, 2015.
“Section 16 Officer”: has the meaning assigned to the term “officer” as defined in Rule 16a-1(f) under the Exchange Act.
“Secured Parties”: has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction or as defined in the PPSA, as applicable.
“Securitization Subsidiary”: a newly-formed (with respect to the entry into a Qualified Receivables Transaction) Subsidiary or other special-purpose entity formed for the purpose of, and that solely engages only in, one or more Qualified Receivables Transactions and other activities reasonably related thereto.
“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
“Senior Unsecured Debt”: the 4.000% senior notes of the Parent Borrower due 2029 issued pursuant to the Senior Unsecured Debt Agreement.
“Senior Unsecured Debt Agreement”: the Indenture dated August 26, 2021 entered into by the Parent Borrower and, to the extent applicable, certain of its Restricted Subsidiaries in connection with the issuance of the Senior Unsecured Debt, together with all instruments and other agreements entered into by the Parent Borrower and/or such Restricted Subsidiaries in connection therewith.
“Significant Subsidiary”: (i) any Restricted Subsidiary that would be a Significant Subsidiary of the Parent Borrower under Regulation S-X promulgated by the SEC or (ii) any group of Restricted Subsidiaries that, taken together (as of the date of the latest group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Parent Borrower and its Restricted Subsidiaries), would constitute a Significant Subsidiary as defined in clause (i) above.
“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date”: as defined in the definition of “Daily Simple SOFR”.
“SOFR Rate Day”: has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured; provided that the amount of any contingent or disputed liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability at such time.
“Specified Cash Management Agreement”: any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between a Borrower or any Subsidiary and any Lender or affiliate thereof, which has been designated by such Lender and the Parent Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery by the applicable Borrower or such Subsidiary, as applicable, as a “Specified Cash Management Agreement” (or on or prior to the Fifth Restatement Effective Date).
“Specified Change of Control”: a “Change of Control” as defined in the Senior Unsecured Debt Agreement.
“Specified Permitted Joint Venture”: any Permitted Joint Venture that is designated as such in writing by the Parent Borrower pursuant to Section 6.11(d) and any Subsidiary of any such Specified Permitted Joint Venture; provided that in no event shall any Borrower be a Specified Permitted Joint Venture.
“Specified Swap Agreement”: any Swap Agreement in respect of interest rates or currency exchange rates entered into by a Borrower or any Subsidiary and any Person that is a Lender or an affiliate of a Lender at the time such Swap Agreement is entered into or, with respect to any Swap Agreement in effect as of the Fifth Restatement Effective Date, is a Lender or an affiliate of a Lender as of the Fifth Restatement Effective Date.
“Springing Maturity Date”: as defined in the definition of “Maturity Date”.
“Standard Securitization Repurchase Obligation”: any customary obligation of a seller (or any guaranty of such obligation) of assets subject to a Qualified Receivables Transaction to repurchase such assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Standard Securitization Undertakings”: representations, warranties, covenants and indemnities entered into by the Parent Borrower or any Subsidiary which the Parent Borrower has determined in good faith to be customary in a Qualified Receivables Transaction, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Standard Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Subject Debt”: as defined in the definition of “Maturity Date”.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. In the case of a Person subject to the laws of The Netherlands, the term “Subsidiary” shall include any business entity that constitutes a “Subsidiary” (dochtermaatschappĳ) as defined in article 2.24(a) of the Dutch Civil Code. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.
“Subsidiary Co-Obligor”: any Additional Borrower that is (a) a Domestic Subsidiary, (b) is designated in writing as a Subsidiary Co-Obligor by the Parent Borrower and (c) jointly and severally liable for the Obligations of the Parent Borrower pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that no Excluded Foreign Subsidiary shall be liable for (or provide collateral security for) any Obligations or Guarantee Obligations of any U.S. Person (including any Guarantee Obligations with respect thereto), and no Excluded Collateral shall be pledged with respect thereto.
“Subsidiary Guarantor”: each Restricted Subsidiary of the Parent Borrower that is a Wholly-Owned Subsidiary other than any Excluded Foreign Subsidiary, any Excluded Domestic Subsidiary and any Immaterial Subsidiary; provided that any applicable Subsidiary Guarantor shall cease to be a Subsidiary Guarantor upon release from its Guarantee Obligation in respect of the Obligations pursuant to the terms hereof or any Security Document; provided further that any Restricted Subsidiary not required to become a Subsidiary Guarantor pursuant to the terms of this Agreement that elects by written notice to the Administrative Agent to become a party to a Loan Document as a guarantor of the Obligations of the Parent Borrower shall be a Subsidiary Guarantor.
“Supported QFC”: as defined in Section 10.23.
“Swap”: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Borrower or any of its Restricted Subsidiaries shall be a “Swap Agreement”.
“Swap Obligation”: with respect to any Person, any obligation to pay or perform under any Swap.
“Swingline Borrowing”: a borrowing of a Swingline Loan.
“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $75,000,000.
“Swingline Exposure”: at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (i) for any Revolving Lender (other than in the case of any Swingline Loan made by the Swingline Lender in its capacity as the Swingline Lender), the amount equivalent to its Revolving Percentage of the total Swingline Exposure at such time related to such Swingline Loans, and (ii) for the Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Swingline Lender outstanding at such time less the participation amounts otherwise funded by the Revolving Lenders other than the Swingline Lender.
“Swingline Lender”: JPMorgan in its capacity as the lender of Swingline Loans.
“Swingline Loans”: as defined in Section 2.6.
“Swingline Participation Amount”: as defined in Section 2.7(c).
“Tax Authority”: any government, state, or municipality or any local, state, federal, or other fiscal, revenue, customs, or excise authority, body, or official competent to impose, administer, levy, assess, or collect any Taxes.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of taxes imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.
“Term Benchmark Loans”: Loans the rate of interest applicable to which is based upon the Term Benchmark.
“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Term SOFR Determination Day”: has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate”: with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of calculating such rate.
“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities

Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date”: as defined in Section 10.14(c).
“Third Restatement Effective Date”: December 6, 2018.
“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.
“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
“Transactions”: collectively, (i) the execution and delivery of this Agreement and the Loans to be made hereunder and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing.
“Transferee”: any Assignee or Participant.
“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate or the ABR (or, if applicable, the Daily Simple SOFR).
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States”: the United States of America.
“Unrestricted Subsidiary”: any Subsidiary designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 6.11 and any Subsidiary of any such Unrestricted Subsidiary; provided that in no event shall any Borrower be an Unrestricted Subsidiary.
“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Loan Parties”: the Parent Borrower, each Additional Borrower that is a Domestic Subsidiary and each Subsidiary Guarantor that is a Domestic Subsidiary.
“U.S. Person”: (i) for the purposes of Sections 4.25 and 7.18 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolutions Regime”: as defined in Section 10.23.
“U.S. Tax Compliance Certificate”: as defined in Section 2.20(e)(ii)(B)(3).
“Wholly Owned Domestic Subsidiary”: any Domestic Subsidiary that is a Wholly Owned Subsidiary of the Parent Borrower.
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries; provided, that for purposes of the definition of “Subsidiary Guarantor” and Section 6.9 hereunder, the definition of “Wholly-Owned Subsidiary” shall exclude any such Subsidiary that has issued any such directors’ qualifying shares.
“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Parent Borrower.
“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.Other Interpretive Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member or any Unrestricted Subsidiary or any Permitted Joint Venture not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such

Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, and (vi) references to accounting determinations to be made “on” or “as of” a particular day or date shall, unless otherwise specified, be construed to mean as of the close of business in New York City on such day.
(c)For the avoidance of doubt, if any transaction (including without limitation any Investment, any incurrence of Indebtedness, and any Restricted Payment) is permitted at the time of consummation of such transaction under Sections 7.2 through 7.17 of the Credit Agreement based on the calculation of a financial test or definition (including without limitation any financial test or definition based on Consolidated Net Income, Adjusted Consolidated Net Income, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio or Consolidated Total Assets, and including without limitation any such financial test or definition determined on a pro forma basis) then such transaction will be deemed to be in compliance with Sections 7.2 through 7.17 of the Credit Agreement notwithstanding any future change in such financial test or definition.
(d)The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(e)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(f)Notwithstanding any other provision hereof or of any other Loan Document, any transaction permitted hereunder among or between the Parent Borrower and one or more Subsidiary Guarantors, or among one or more Subsidiary Guarantors, shall also be permitted among and between (i) the Parent Borrower and any one or more Subsidiary Co-Obligors, (ii) any one or more Additional Borrowers and any one or more Subsidiary Co-Obligors and (iii) any one or more Subsidiary Co-Obligors.
(g)Notwithstanding any other provision hereof or of any other Loan Document, no Excluded Foreign Subsidiary shall be required to guarantee (or provide collateral security for), any Obligations or Guarantee Obligations of any U.S. Person (including any Guarantee Obligations with respect thereto), and no Excluded Collateral shall be pledged with respect thereto. Notwithstanding any other provision hereof or of any other Loan Document, the provisions set forth herein and in the other Loan Documents applicable to any Additional Borrower shall be inapplicable to any Subsidiary unless and until such Subsidiary becomes an Additional Borrower pursuant to the provisions of Section 10.21 (and shall be effective as to such Additional Borrower only so long as such Subsidiary remains an Additional Borrower).
(h)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change (as defined below) occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
1.3.[Reserved].
1.4.Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.17(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.5.Limited Condition Acquisitions. Notwithstanding anything to the contrary herein, for purposes of determining (i) pro forma compliance with the Consolidated Secured Leverage Ratio or the Consolidated Leverage Ratio, (ii) the amount of any basket set forth in Section 7 which is based on a percentage of Consolidated Total Assets or (iii) whether a Default or Event of Default has occurred and is continuing, in each case, required to be satisfied under this Agreement as a condition in connection with the consummation of a Limited Condition Acquisition, the date of such determination shall, at the written election of the Parent Borrower (with such election to be made on or prior to, or reasonably promptly following, the date on which the definitive agreements for such Limited Condition Acquisition are executed by the parent Borrower or its applicable Restricted Subsidiary) (an “LCA Election”), be the time the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) after giving pro forma effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof), in each case, as if they occurred at the beginning of the applicable Reference Period, and, for the avoidance of doubt, (x) if any of such ratios or amounts are exceeded following the LCA Test Date as a result of fluctuations in such ratio or amount including due to fluctuations in Consolidated EBITDA of the Parent Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken and (y) if any of such ratios or amounts improve following the LCA Test Date as a result of the information in the financial statements delivered pursuant to Section 6.1, the Parent Borrower may provide a written election to have such ratios recalculated as of the end of the fiscal quarter related to such financial statements for purposes of determining whether other transactions or actions are permitted to be consummated or taken from and after such date; provided, in connection with an LCA Election, the Indebtedness (including any Indebtedness incurred pursuant to Section 2.25 or 7.2(n)) to be incurred in connection with the applicable Limited Condition Acquisition (and any associated Lien) shall be deemed incurred at the LCA Test Date (until such time as the Indebtedness is actually incurred or the applicable acquisition agreement is terminated without actually consummating the applicable Limited Condition Acquisition (in which case such Limited Condition Acquisition and the incurrence of related Indebtedness will not be treated as having occurred)) and outstanding thereafter for purposes of pro forma compliance with any applicable ratios, tests or other baskets, as the case may be (other than any ratio contained in Section 7.1, any determination of the Applicable Margin, or any ratios, tests or baskets relating to permitting Restricted Payments). The conditions set forth in Section 5.1 may, at the election of Parent Borrower for any Limited Condition Acquisition be limited to, with respect to Section 5.1(a), those customary specified or certain funds representations and, with respect to Section 5.1(b), the absence of any Event of Default under Section 8(a) or Section 8(f), as are the limited conditions to the applicable Limited Condition Acquisition.
SECTION 2.AMOUNT AND TERMS OF COMMITMENTS
2.1.[Reserved].
2.2.[Reserved].
2.3.Repayment of Incremental Term Loans. The Incremental Term Loans of each Incremental Term Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Amendment pursuant to which such Incremental Term Loans were made; provided that each installment with respect to any tranche of Incremental Term Loans shall be reduced by the application of any prepayments to such tranche of Incremental Term Loans as provided in Sections 2.11 and 2.12 hereof.
2.4.Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) in Dollars to the Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added (after giving effect to the use of proceeds thereof) to the sum of (i) such Lender’s Revolving Percentage of the sum of (x) the L/C Obligations then outstanding and (y) the aggregate principal amount of the Revolving Loans then outstanding and (ii) such Lender’s Swingline Exposure then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period, the Borrowers may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Revolving Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13.

(b)[Reserved].
(c)Each Borrower shall repay all of its outstanding Revolving Loans on the Maturity Date.
(d)Notwithstanding anything to the contrary contained herein, each Lender at its option may make any Loan to any Additional Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Additional Borrower to repay such Loan in accordance with the terms of this Agreement and shall not cause any Borrower or other Loan Party to incur as of the date of the exercise of such option any greater liability than it shall then have under Section 2.19 or Section 2.20(a).
2.5.Procedure for Revolving Loan Borrowing. (a) Any Borrower may borrow under the Revolving Commitments in Dollars during the Revolving Commitment Period on any Business Day, provided that such Borrower shall give the Administrative Agent irrevocable notice, substantially in the form of Exhibit H (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans, (b) in the case of a Daily Simple SOFR Borrowing (if applicable following a Benchmark Replacement), not later than 11:00 a.m, New York City time, five Business Days before the date of the proposed Borrowing or (c) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the applicable Borrower, (ii) the amount and Type of Revolving Loans to be borrowed, (iii) the requested Borrowing Date and (iv) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan (and the respective lengths of the initial Interest Period therefor); provided that, if such request is submitted through an Approved Borrower Portal, the signature requirement may be waived at the sole discretion of the Administrative Agent. Each borrowing under the Revolving Commitments in Dollars shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term Benchmark Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrowers, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the applicable Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the applicable Borrower at the Funding Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the applicable Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent crediting the account of the applicable Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.
(b)[Reserved].
(c)On the Fifth Restatement Effective Date, all Existing Revolving Loans shall be repaid and (to the extent set forth in the Borrowing Notice requesting Revolving Loans to be made on the Fifth Restatement Effective Date) reborrowed on terms set forth in such Borrowing Notice.
2.6.Swingline Commitment. (a) Subject to the terms and conditions hereof, (i) the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrowers under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans

(“Swingline Loans”) in Dollars to the Borrowers; provided that (i) any Swingline Loan shall be made in the sole discretion of the Swingline Lender, (ii) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and, (iii) the sum of (x) the Swingline Exposure of such Swingline Lender (in its capacity as a Swingline Lender and a Revolving Lender), (y) the aggregate principal amount of outstanding Revolving Loans made by such Swingline Lender (in its capacity as a Revolving Lender) and (z) the L/C Exposure of such Swingline Lender (in its capacity as a Revolving Lender) shall not exceed its Revolving Commitment then in effect and (iv) no Borrower shall request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrowers may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.
(b)Each Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the applicable Borrower shall repay all of its Swingline Loans then outstanding.
2.7.Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever any Borrower desires that the Swingline Lender make Swingline Loans, it shall give the Swingline Lender written notice by telecopy or electronic mail (or transmit by electronic communication including an Approved Borrower Portal, if arrangement for such transmission have been approved by the Swingline Lender) (which notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date). Each such notice shall be in a form approved by the Swingline Lender, shall be irrevocable and shall specify (i) the applicable Borrower, (ii) the amount to be borrowed and (iii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each Swingline Loan made under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof and no more than one Swingline Borrowing shall be outstanding at any one time. If the Swingline Lender agrees, in its sole discretion, to make a Swingline Loan, not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the applicable Borrower on such Borrowing Date by depositing such proceeds in the account of the applicable Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.
(b)The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the applicable Borrower (and each Borrower hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”), outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline

Loans. Each Borrower irrevocably authorizes the Swingline Lender to charge such Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans of such Borrower to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.
(c)If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to any Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.
(d)Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
(e)Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
2.8.Commitment Fees, etc. (a) The Parent Borrower agrees to pay in Dollars to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Fifth Restatement Effective Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the daily amount of the Available Revolving Commitment of such Lender. The commitment fee accrued through and including the last day of March, June, September and December shall be due and payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Fifth Restatement Effective Date.
(b)[Reserved].
(c)[Reserved].

(d)The Parent Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
(e)Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Term Loans, Incremental Revolving Commitments or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and (2) the Administrative Agent shall have received written confirmation from the Flood Designated Lender that flood insurance due diligence and flood insurance compliance has been completed by the Flood Designated Lender (such written confirmation not to be unreasonably withheld, conditioned or delayed).
2.9.Termination or Reduction of Revolving Commitments. The Parent Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect. Any notice of termination given by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or capital raising, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
2.10.[Reserved].
2.11.Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than (a) 12:00 P.M., New York City time, three Business Days prior thereto, in the case of Term Benchmark Loans or five Business Days prior, in the case of Daily Simple SOFR Borrowings (if applicable following a Benchmark Replacement) and (b) no later than 12:00 P.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall, in each case, specify the date and amount of prepayment, the Loans to be prepaid and whether the prepayment is of Term Benchmark Loans or ABR Loans; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the applicable Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid; provided, however, that any notice of prepayment given by any Borrower may state that such prepayment notice is conditioned upon the effectiveness of other credit facilities or capital raising, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Partial prepayments of Incremental Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Optional prepayments shall be applied to the prepayment of Incremental Term Loans as specified in the applicable Incremental Amendment or as directed by the Parent Borrower.
2.12.Mandatory Prepayments. If for any reason the Total Revolving Extensions of Credit at any time exceed the Total Revolving Commitments then in effect, the Borrowers shall immediately prepay Revolving Loans and/or the Swingline Loans and/or cash collateralize the L/C Exposure in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to cash collateralize the L/C Exposure pursuant to this Section 2.12 unless after the prepayment in full of the Revolving Loans and the Swingline Loans the Total Revolving Extensions of Credit exceed the Total Revolving Commitments then in effect.
2.13.Conversion and Continuation Options. (a) The applicable Borrower may elect from time to time to convert Term Benchmark Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 P.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The applicable Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Term Benchmark Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) if an Event of Default specified in clause (i) or (ii) of Section 8(f) with respect to any Borrower is in existence, provided, further, that, if the applicable Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso any such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
2.14.Limitations on Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Term Benchmark Tranches shall be outstanding at any one time.
2.15.Interest Rates and Payment Dates. (a) Each Term Benchmark Loan shall bear interest in Dollars for each day during each Interest Period with respect thereto at a rate per annum equal to the Term SOFR Rate determined for such day plus the Applicable Margin.
(b)Each ABR Loan shall bear interest in Dollars at a rate per annum equal to the ABR plus the Applicable Margin.

(c)Each Daily Simple SOFR Loan (if applicable following a Benchmark Replacement) shall bear interest in Dollars at a rate per annum equal to the Daily Simple SOFR plus the Applicable Margin.
(d)(i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest in the currency of such overdue amount at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2% and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest in the applicable currency at a rate per annum equal to the rate then applicable to ABR Loans (assuming such amount is an ABR Loan in Dollars) under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(e)Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.15(c) shall be payable from time to time on demand.
2.16.Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Administrative Agent shall as soon as practicable notify the Parent Borrower and the relevant Lenders of each determination of a Term Benchmark. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.
2.17.Inability to Determine Interest Rate.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.17, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Parent Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.13 or a new Borrowing Notice in accordance with the terms of Section 2.5, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and (B) any Borrowing Notice that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Notice, as applicable, for (x) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.17(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple SOFR also is the subject of Section 2.17(a)(i) or (ii) above and (2) any Borrowing Notice that requests a Daily Simple SOFR Borrowing shall instead be deemed to be a Borrowing Notice, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or Daily Simple SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.17(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or Daily Simple SOFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.13 or a new Borrowing Notice in accordance with the terms of Section 2.2, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.17(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple SOFR also is the subject of Section 2.17(a)(i) or (ii) above, on such day, and (2) any Daily Simple SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.17), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustment) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right (in consultation with the Parent Borrower) to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (i) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Parent Borrower may revoke any request for (i) a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a Daily Simple SOFR Borrowing or conversion to Daily Simple SOFR Borrowing, during any Benchmark Unavailability Period and, failing that, the Parent Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or Daily Simple SOFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or Daily Simple SOFR Loan is outstanding on the date of the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or Daily Simple SOFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.17, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
2.18.Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower from the Lenders hereunder, each payment by the Parent Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective percentages in the case of Incremental Term Loans or Revolving Percentages, as the case may be, of the relevant Lenders.
(b)Each payment (excluding any prepayment pursuant to Section 2.11) by the Parent Borrower on account of principal of and interest on the Incremental Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Incremental Term Loans then held by the Incremental Term Lenders. Amounts prepaid on account of the Incremental Term Loans may not be reborrowed.
(c)Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.
(d)[Reserved].
(e)All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(f)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the

Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the applicable Borrower.
(g)Unless the Administrative Agent shall have been notified in writing by any Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against such Borrower.
(h)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.7(b), 2.7(c), 2.11, 2.18(e), 2.18(f), 2.20(d), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
2.19.Requirements of Law. (a) If any Governmental Authority shall have in effect at any time during the term of this Agreement any reserve requirements (including basic, supplemental, marginal and emergency reserves) under any regulations dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System, and the result of such requirement shall be to increase the cost to any Lender of making or maintaining any Loans and such Lender shall have requested, by notice to the Parent Borrower and the Administrative Agent), compensation under this paragraph, then the Parent Borrower will pay to such Lender (until the earlier of the date such requirement is no longer in effect or the date such Lender shall withdraw such request) amounts sufficient to compensate such Lender for such additional costs of making or maintaining such Loans.
(b)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any central bank or other Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Fifth Restatement Effective Date:
(i)    shall subject any Credit Party to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(ii)    shall, without duplication of reserves or other deposits contemplated by Section 2.19(a), impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Term Benchmark; or (iii) shall impose on such Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Lender or such other Credit Party, by an amount that such Lender or other Credit Party reasonably deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Parent Borrower shall promptly pay such Lender or such other Credit Party, upon its demand, any additional amounts necessary to compensate such Lender or such other Credit Party for such increased cost or reduced amount receivable. If any Lender or such other Credit Party becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Parent Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(c)If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Fifth Restatement Effective Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Parent Borrower (with a copy to the Administrative Agent) of a written request therefor, the Parent Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(d)Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.
(e)[Reserved].
(f)[Reserved].
(g)A certificate as to any additional amounts payable pursuant to Sections 2.19(a), (b) or (c) submitted by any Lender to the Parent Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, no Borrower shall be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Parent Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(h)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any central bank or other Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental

Authority made subsequent to the Fifth Restatement Effective Date shall make it unlawful for any Lender to issue, make, maintain, fund or charge interest with respect to any extension of credit to any Additional Borrower or to give effect to its obligations as contemplated by this Agreement with respect to any extension of credit to any Additional Borrower, then, upon written notice by such Lender (each such Lender providing such notice, an “Impacted Lender”) to the Parent Borrower and the Administrative Agent:
(i)    the obligations of the Lenders hereunder to make extensions of credit to such Additional Borrower shall forthwith be (x) suspended until each Impacted Lender notifies the Parent Borrower and the Administrative Agent in writing that it is no longer unlawful for such Lender to issue, make, maintain, fund or charge interest with respect to any extension of credit to such Additional Borrower or (y) to the extent required by law, cancelled;
(ii)    if it shall be unlawful for any Impacted Lender to maintain or charge interest with respect to any outstanding Loan to such Additional Borrower, such Additional Borrower shall repay (or at its option and to the extent permitted by law, assign to the Parent Borrower) (x) all outstanding ABR Loans made to such Additional Borrower within three Business Days or such earlier period as required by law and (y) all outstanding Term Benchmark Loans made to such Additional Borrower on the last day of the then current Interest Periods with respect to such Term Benchmark Loans or within such earlier period as required by law; and (iii) if it shall be unlawful for any Impacted Lender to maintain, charge interest or hold any participation with respect to any Letter of Credit issued on behalf of such Additional Borrower, such Additional Borrower shall deposit in a cash collateral account opened by the Administrative Agent an amount equal to the L/C Obligations with respect to such Letters of Credit within three Business Days or within such earlier period as required by law.
2.20.Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. Notwithstanding the preceding sentence, if any applicable law (as determined in the good faith discretion of an applicable withholding agent or Loan Party, as the case may be) requires the deduction or withholding of any Tax from any such payment by a withholding agent or Loan Party, as the case may be, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party to the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 2.20), the amount received by the applicable Credit Party equals the sum it would have received had no such deduction or withholding been made, unless such withholding or deduction is solely attributable to the willful misconduct of the Administrative Agent as found by a final and nonappealable decision of a court of competent jurisdiction.
(b)The Loan Parties shall severally timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)As soon as practicable after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent, or the Administrative Agent shall deliver to the Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or the Loan Party, as the case may be.
(d)Each Lender shall severally indemnify, within 10 days after demand therefor (i) the Administrative Agent for any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) the Administrative Agent and the Borrowers, as applicable, for any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent or any Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent or the Borrowers to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent or the Borrowers under this paragraph (d).
(e)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)    to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the

Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Fifth Restatement Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(iii)    Each Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and Administrative Agent, at the time or times and in such number of copies as shall be reasonably requested by the recipient, executed copies of any form prescribed by applicable law (other than any form required to be delivered pursuant to Section 2.20(e)(i) or (ii)) as a basis for claiming exemption from or a reduction in withholding Tax imposed by the jurisdiction in which any relevant Loan Party is organized or located, duly completed, together with such supplementary documentation as may be prescribed by applicable law to (X) permit such Loan Party or Administrative Agent to determine the withholding or deduction required to be made; or (Y) obtain authorization from any relevant Tax Authority to permit such Loan Party to make that payment without, or with a reduction in, withholding Tax. The Lender shall cooperate with such Loan Party, the Administrative Agent, and the Tax Authority in doing anything necessary to enable payment to be made without, or with a reduction in, withholding Tax. Notwithstanding anything to the contrary in this Section 2.20(e)(iii), the completion, execution and submission of such forms or other documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any unreimbursed cost or would materially prejudice the legal or commercial position of such Lender.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made, including additional amounts paid, under this Section with respect to the Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund or credit had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.
(h)For purposes of this Section 2.20, the term “Lender” includes the Issuing Lender and the Swingline Lender.
2.21.Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into, conversion from or continuation of Term Benchmark Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of or conversion from Term Benchmark Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment by such Borrower of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Parent Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.22.Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.20(a) with respect to such Lender, it will, if requested by the Parent Borrower, use reasonable efforts to designate another lending office for any Loans affected by such event or assign its rights and obligations hereunder to another of its offices, branches or affiliates with the object of avoiding or minimizing the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending offices to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 2.19 or 2.20(a).
2.23.Replacement of Lenders. The Parent Borrower shall be permitted to replace any Lender if (a) the Lender requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20(a) or if the Loan Parties are required to pay Indemnified Taxes or additional amounts with respect thereto to any Governmental Authority for the account of any Lender pursuant to Section 2.20(a), (b) the Lender is then a Defaulting Lender, or (c) the Lender (the “Non-Consenting Lender”) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document (a “Proposed Change”) that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of

Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.22 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) each Borrower shall be liable to such replaced Lender under Section 2.21 if any Term Benchmark Loan of such Borrower owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) to the extent the Administrative Agent would have consent rights over an assignment of the applicable Loans or Commitments to the replacement financial institution pursuant to Section 10.6, the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Parent Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20(a), as the case may be and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Parent Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
2.24.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.8(a);
(b)the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)if any Swingline Exposure or L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure (other than the portion of such Swingline Exposure referred to in clause (ii) of the definition of such term) and L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Exposure and L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Lender only the Borrowers’ obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8 for so long as such L/C Exposure is outstanding;

(iii)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;
(iv)    if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.8(a) and Section 3.3(a) shall be adjusted in accordance with such non-Defaulting Lender’s Revolving Percentages; and
(v)    if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all fees payable under Section 3.3(a) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Lender until and to the extent that such L/C Exposure is reallocated and/or cash collateralized;
(d)so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.24(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and such Defaulting Lender shall not participate therein); and
(e)(i) If a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Lender shall occur following the Fifth Restatement Effective Date and for so long as such event shall continue, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Parent Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(ii)    In the event that the Administrative Agent, the Parent Borrower, the Swingline Lender and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage in accordance with its ratable share thereof.
2.25.Incremental Facilities. (a) The Parent Borrower and any one or more Lenders (including New Lenders) may from time to time after the Fifth Restatement Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to such Lenders), request (x) one or more tranches of term loans (each such tranches, an “Incremental Term Loan” and collectively, the “Incremental Term Loans”) or (y) one or more increases in the amount of their Revolving Commitments (any such increased Revolving Commitments, “Incremental Revolving Commitments” and, together with the “Incremental Term Loans”, the “Incremental Loans”); provided that:

(A)    the aggregate principal amount (or committed amount, if applicable) of all Incremental Term Loans and Incremental Revolving Commitments, together with the aggregate principal amount of any Incremental Equivalent Debt, shall not exceed $250,000,000;
(B)    immediately prior to and after giving effect to any Incremental Amendment referred to below (the “Incremental Loan Closing Date”) (including the making of any Incremental Term Loans or Incremental Revolving Commitments pursuant thereto), no Event of Default has occurred and is continuing or shall result therefrom; provided that, with respect to any Incremental Term Loans or Incremental Revolving Commitments being incurred to finance a Limited Condition Acquisition for which the Parent Borrower has made an LCA Election, the relevant date for such determination shall be the LCA Test Date in accordance with Section 1.5 (provided that, if agreed by the Lenders providing such Incremental Term Loans or Incremental Revolving Commitments, then at the written election of the Parent Borrower, this condition shall require only the absence of any Event of Default under Section 8(a) and Section 8(f));
(C)    the Parent Borrower shall be in compliance, as of any Incremental Loan Closing Date, on a pro forma basis (including giving pro forma effect to the Incremental Amendment (including the making of any Incremental Term Loans and any Incremental Revolving Commitments thereunder (and assuming, with respect to Incremental Revolving Commitments, that such commitments are fully drawn) and any Permitted Acquisition made with the proceeds thereof)), with the financial covenants set forth in Section 7.1, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available; provided that, with respect to any Incremental Term Loans or Incremental Revolving Commitments being incurred to finance a Limited Condition Acquisition for which the Parent Borrower has made an LCA Election, the relevant date for such determination shall be the LCA Test Date in accordance with Section 1.5;
(D)    each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of the applicable Incremental Loan Closing Date, immediately prior to and after giving effect to the Incremental Amendment (including the making of any Incremental Term Loans or Incremental Revolving Commitments (or Revolving Loans in respect thereof) pursuant thereto), in each case, unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that, with respect to any Incremental Term Loans or Incremental Revolving Commitments being incurred to finance a Limited Condition Acquisition for which the Parent Borrower has made an LCA Election, the relevant date for such determination shall be the LCA Test Date in accordance with Section 1.5 (provided that, if agreed by the Lenders providing such Incremental Term Loans or Incremental Revolving Commitments, then at the written election of the Parent Borrower, the only representations and warranties that shall be required to be true and correct shall be those as are customarily required to be so true and correct in an acquisition subject to limited conditionality (which representations and warranties shall be required to be true and correct in all material respects as of the applicable Incremental Loan Closing Date, unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be required to be so true and correct in all material respects as of such earlier date));

(E)    the maturity date of any Incremental Term Loans shall be no earlier than the Maturity Date of the Revolving Facility and the amortization on such Incremental Term Loans shall be on customary terms;
(F)    all Incremental Term Loans and any Revolving Loans made in respect of Incremental Revolving Commitments shall rank pari passu in right of payment and right of security in respect of the Collateral with the Revolving Loans;
(G)    except with respect to pricing and fees or as otherwise set forth in this Section 2.25(a), all terms of any Incremental Term Facility, if not consistent with the applicable existing Revolving Facility, shall be reasonably satisfactory to the Administrative Agent;
(H)    any Incremental Revolving Commitments and the Revolving Loans in respect thereof shall be pursuant to the terms hereof otherwise applicable to the Revolving Facility and such Incremental Revolving Commitments shall become Revolving Commitments under this Agreement after giving effect to such Incremental Amendment;
(I)    without the consent of the Administrative Agent, each increase effected pursuant to this paragraph shall be in a minimum amount of at least $20,000,000 (provided that such amount may be less than $20,000,000 if such amount represents all remaining availability under the limit set forth in clause (A) above; and
(J)    the interest rate and, subject to clause (E) above, amortization schedule applicable to any Incremental Term Loans shall be determined by the Parent Borrower and the Lenders providing such Incremental Term Loans.
(b)Each notice from the Parent Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Loans. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender or by any other bank or other financial institution as determined by the Parent Borrower (any such other bank or other financial institution being called a “New Lender”); provided that (i) no Lender shall have any obligation to provide any Incremental Loan or commitment in respect thereof unless it agrees to do so in its sole discretion and (ii) the Administrative Agent shall have consented (not to be unreasonably withheld) to such New Lender.
(c)Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Parent Borrower, each Lender agreeing to provide such Commitment, if any, each New Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section. Each New Lender executing an Incremental Amendment shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
(d)Unless otherwise agreed by the Administrative Agent, on each Incremental Loan Closing Date with respect to the Revolving Facility, each Borrower shall borrow Revolving Loans under the relevant increased Revolving Commitments from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan of such Borrower (and, in the case of

Term Benchmark Loans, of each Term Benchmark Tranche) which would then have been outstanding from such Lender if (i) each such Type or Term Benchmark Tranche had been borrowed or effected by such Borrower on such Incremental Loan Closing Date and (ii) the aggregate amount of each such Type or Term Benchmark Tranche requested to be so borrowed or effected by such Borrower had been proportionately increased. The Relevant Rate applicable to any Term Benchmark Loan borrowed pursuant to the preceding sentence shall equal the Relevant Rate then applicable to the Term Benchmark Loans of the other Lenders in the same Term Benchmark Tranche (or, until the expiration of the then-current Interest Period, such other rate as shall be agreed upon between the Parent Borrower and the relevant Lender).

2.26.[Reserved].
2.27.Borrower Representative.
(a)Each Additional Borrower hereby irrevocably designates and appoints the Parent Borrower as its agent, attorney-in-fact and legal representative on its behalf for all purposes hereunder, including delivering borrowing and conversion notices, compliance or similar certificates; giving instructions with respect to the disbursement of the proceeds of the Loans; paying, prepaying and reducing Loans, Commitments or any other amounts owing under the Loan Documents; selecting interest rate options; giving, receiving, accepting and rejecting all other notices, consents or other communications hereunder or under any of the other Loan Documents; and taking all other actions (including in respect of compliance with covenants) on behalf of such Additional Borrower under the Loan Documents. The Parent Borrower hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Parent Borrower on behalf of any Additional Borrower as a notice or communication from such Additional Borrower. Each warranty, covenant, agreement and undertaking made by the Parent Borrower on behalf of any Additional Borrower shall be deemed for all purposes to have been made by such Additional Borrower and shall be binding upon and enforceable against such Additional Borrower to the same extent as if the same had been made directly by such Additional Borrower. Any action, notice, delivery, receipt, acceptance, approval, rejection or any other undertaking under any of the Loan Documents to be made by the Parent Borrower in respect of the Obligations of any Additional Borrower shall be deemed, where applicable, to be made in the Parent Borrower’s capacity as representative and agent on behalf of such Additional Borrower, and any such action, notice, delivery, receipt, acceptance, approval, rejection or other undertaking shall be deemed for all purposes to have been made by such Additional Borrower, and shall be binding upon and enforceable against such Additional Borrower to the same extent as if the same had been made directly by such Additional Borrower.
(b)Each Additional Borrower that is not an Excluded Foreign Subsidiary hereby severally agrees to indemnify each Lender and the Administrative Agent and hold each Lender and the Administrative Agent harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lenders and the Administrative Agent by such Additional Borrower or by any third party whosoever, arising from or incurred by reason of the Lenders’ or the Administrative Agent’s relying on any instructions of the Parent Borrower on behalf of such Additional Borrower, except that such Additional Borrower will have no liability under this Section 2.27(b) with respect to any liability that is found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender or the Administrative Agent or such Lender or the Administrative Agent’s material breach of this Agreement.
2.28.Funding of Borrowings.
(a)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any funding of Loans that such Lender will not make available to the Administrative

Agent such Lender’s share of such Loans, the Administrative Agent may assume that such Lender has made such share available on such date and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree, and the Borrowers jointly and severally agree, to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 3.LETTERS OF CREDIT
3.1.L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrowers or (so long as the Parent Borrower is a co-applicant with respect to any such Letter of Credit any of its Restricted Subsidiaries (other than an Additional Borrower)) on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations (including the Dollar Equivalent of any L/C Obligations outstanding in any currency other than Dollars) would exceed the L/C Commitment or, (ii) the L/C Obligations in respect of all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Issuing Lender Commitment (it being agreed an Issuing Lender may in its sole discretion agree to issue Letters of Credit above such Issuing Lender’s Issuing Lender Commitment) or (iii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or another L/C Foreign Currency and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above); provided further that no Issuing Lender shall be under any obligation to issue a Letter of Credit that would result in more than a total of twenty-five (25) Letters of Credit outstanding.
(b)The Issuing Lender shall not at any time be obligated to issue, amend or extend any Letter of Credit if such issuance, amendment or extension would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
(c)For the avoidance of doubt, the Letters of Credit outstanding immediately prior to giving effect to the Fifth Restatement Effective Date shall continue to be Letters of Credit outstanding hereunder immediately after giving effect to the Fifth Restatement Effective Date.
3.2.Procedure for Issuance, Amendment or Extension of Letter of Credit. Any Borrower may from time to time request that the Issuing Lender issue a Letter of Credit (or amend or extend an outstanding Letter of Credit) for its account by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue (or amend or extend, as applicable) the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue, amend or extend any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing, amending or extending the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the applicable Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the applicable Borrower promptly following the issuance, amendment or extension thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance, amendment or extension of each Letter of Credit (including the amount thereof).
3.3.Fees and Other Charges. (a) Each Borrower will pay a participation fee on all outstanding Letters of Credit requested by it at a per annum rate equal to the Applicable Margin then in effect with respect to Term Benchmark Loans under the Revolving Facility, shared ratably among the Revolving Lenders. In addition, each Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit requested by it. The participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day of March, June, September and December, as applicable.
(b)In addition to the foregoing fees, the Parent Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending, extending or otherwise administering any Letter of Credit.
3.4.L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the applicable Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount that is not so reimbursed (or is so returned). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
(c)Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof (it being understood that any such distribution shall be in Dollars and the Issuing Lender shall convert any amounts received by it in a currency other than Dollars into the Dollar Equivalent thereof for purposes of such distribution); provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.
3.5.Reimbursement Obligation of the Borrowers. If any draft is paid under any Letter of Credit requested by a Borrower, such Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 P.M., Local Time on the Business Day that such Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in the same currency as such draft was paid and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.15(b) and (y) thereafter, Section 2.15(d).
3.6.Obligations Absolute. Each Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and such Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to any Borrower.
3.7.Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower that requested such Letter of Credit of the date and amount thereof. The responsibility of the Issuing Lender to the applicable Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
3.8.Applications. To the extent that any provision of any Application related to any Letter of Credit conflicts with the provisions of this Section 3, the provisions of this Section 3 shall apply.
3.9.Cash Collateralization. If on any date the L/C Obligations (including the Dollar Equivalent of any L/C Obligations outstanding in a currency other than Dollars) exceeds the L/C Commitment, then the Borrowers shall within three Business Days after notice thereof from the Administrative Agent deposit in a cash collateral account opened by the Administrative Agent an amount equal to such excess plus accrued and unpaid interest thereon.
3.10.Currency Adjustments. (a) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any fee in respect of any Letter of Credit in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in a currency other than Dollars into an amount of Dollars based upon the Dollar Equivalent.
(b)Notwithstanding anything to the contrary contained in this Section 3, prior to demanding any reimbursement from the L/C Participants pursuant to Section 3.4 or Section 3.5 in respect of any Letter of Credit denominated in a currency other than Dollars, the Issuing Lender shall convert the Borrowers’ obligations under Section 3.4 or Section 3.5 to reimburse the Issuing Lender in such currency into an obligation to reimburse the Issuing Lender in Dollars. The Dollar amount of the reimbursement obligation of the Borrowers and the L/C Participants shall be computed by the Issuing Lender based upon the Dollar Equivalent for the day on which such conversion occurs, as determined by the Administrative Agent in accordance with the terms hereof.
3.11.Replacement and Resignation of an Issuing Lender. (a) An Issuing Lender may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.3. From and after the effective date of any such replacement, (x) the successor Issuing Lender shall have all the rights and obligations of Issuing Lenders under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lenders, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(b)Subject to the appointment and acceptance of a successor Issuing Lender, any Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Parent Borrower and the Lenders, in which case, such resigning Issuing Lender shall be replaced in accordance with Section 3.10(a) above.
SECTION 4.REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Parent Borrower hereby represents and warrants to the Administrative Agent and each Lender that (i) as of the Fifth Restatement Effective Date and (ii) as of any other date such representations and warranties must be made hereunder:
4.1.Financial Condition.
(a)The audited consolidated balance sheets of the Parent Borrower as at December 28, 2024, and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young, present fairly, in all material respects, the consolidated financial condition of the Parent Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the last day of each fiscal quarter thereafter ended at least 40 days prior to the Fifth Restatement Effective Date and the related unaudited consolidated statements of income and cash flows for the three-month periods ended on such dates, present fairly, in all material respects, the consolidated financial condition of the Parent Borrower and its Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the three-month periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).
(b)As of the Fifth Restatement Effective Date, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are required to be reflected in financial statements in accordance with GAAP and are not reflected in the most recent financial statements referred to in paragraph (b). During the period from December 28, 2024 to and including the Fifth Restatement Effective Date there has been no Disposition by any Group Member of any material part of its business or property (other than as permitted by Section 7.5(b) or otherwise in the ordinary course of business).
4.2.No Change. Since December 29, 2024, including after giving effect to the Transactions, there has been no development or event that has had or could reasonably be expected to result in a Material Adverse Effect.
4.3.Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization; provided that the foregoing shall not prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 7.4, (b) has all requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is qualified to do business in, and is in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) in, every jurisdiction where such qualification is required, and (d) is in compliance with all Requirements of Law and its Contractual Obligations except, in each case (other than with respect to any Borrower in connection with clause (a) above) to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.4.Power; Authorization; Enforceable Obligations. The Transactions are within each Loan Party’s corporate powers and (i) in the case of U.S. Loan Parties, have been duly authorized by all necessary corporate, stockholder, and shareholder action and (ii) in the case of Foreign Loan Parties, will have been duly authorized by all necessary corporate stockholder and shareholder action as of the date when the first

Loan is made to the applicable Additional Borrower hereunder. As of (i) the Fifth Restatement Effective Date, each Loan Document dated on or prior to the Fifth Restatement Effective Date and (ii) any date after the Fifth Restatement Effective Date on which the representations or warranties in this Section 4.4 are made, each Loan Document dated on or prior to such date, has, in each case, been duly executed and delivered by each Loan Party party thereto and, assuming due execution and delivery by all parties other than the Loan Parties, constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.5.No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance, increases on amount or extensions of tenor of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or any Contractual Obligation of any Group Member and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), except to the extent such violation or Lien, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
4.6.Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Restricted Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) as of the Fifth Restatement Effective Date, that involve this Agreement.
4.7.No Default. No Default or Event of Default has occurred and is continuing.
4.8.Ownership of Property; Liens. Each of the Parent Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except where such failure to have good title or valid leasehold interests could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the assets or rights of the Parent Borrower or any of its Restricted Subsidiaries is subject to any Lien other than Liens permitted under Section 7.3.
4.9.Intellectual Property. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Group Member owns, licenses or otherwise possesses the right to use all Intellectual Property necessary for the conduct of its business as currently conducted. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property owned or exclusively licensed by any Group Member, nor does the Parent Borrower know of any valid basis for any such claim. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the use of Intellectual Property by each Group Member does not infringe on the Intellectual Property rights of any Person in any material respect.
4.10.Taxes. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Group Member has filed or caused to be filed all Federal, state and other Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority to the extent such Taxes have become due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no Tax Lien has been filed, and, to the knowledge of the Parent Borrower, no claim is being asserted, with respect to any such Tax that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.11.Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. No more than 25% of the assets of the Group Members consist of “margin stock” as so defined. If requested by any Lender or the Administrative Agent, the Parent Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
4.12.Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Parent Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member to the extent required by GAAP.
4.13.ERISA. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (a) each Group Member and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans or Foreign Plans and the regulations and published interpretations thereunder; and (b) no ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur. Except as set forth on Schedule 4.13, the present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan allocable to such accrued benefits by an amount that could reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans by an amount that could reasonably be expected to have a Material Adverse Effect.
4.14.Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
4.15.Subsidiaries. As of the Fifth Restatement Effective Date, (a) Schedule 4.15(a)(i) sets forth the name and jurisdiction of incorporation of each Restricted Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and Schedule 4.15(a)(ii) sets forth the name and jurisdiction of each Unrestricted Subsidiary and each Permitted Joint Venture and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) other than as set forth on Schedule 4.15(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’

qualifying shares) of any nature relating to any Capital Stock of the Parent Borrower or any Restricted Subsidiary, except as created by the Loan Documents.
4.16.Use of Proceeds. The proceeds of the Revolving Loans made on the Fifth Restatement Effective Date shall be used to satisfy the condition set forth in Section 5.2(a) and to pay related fees and expenses. The proceeds of the Revolving Loans, the Swingline Loans and the Letters of Credit after the Fifth Restatement Effective Date shall be used for general corporate purposes. The proceeds of any Incremental Term Loans and Revolving Loans made in respect of any Incremental Revolving Commitments shall be used for general corporate purposes.
4.17.Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(a)the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;
(b)no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Parent Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;
(c)Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;
(d)no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;
(e)there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;
(f)the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and
(g)no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18.Accuracy of Information, etc. No statement or information, other than projections, pro forma financial statements, forward-looking statements, estimates with respect to future performance and information of a general economic or industry specific nature, contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements were made (giving effect to all supplements thereto). The projections, pro forma financial information, forward-looking statements and estimates with respect to future performance contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Parent Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Fifth Restatement Effective Date, all information in any Beneficial Ownership Certification delivered hereunder is true and correct in all material respects.
4.19.Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the U.S. Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case to the extent security interests in such Collateral can be perfected by delivery of such Pledged Stock or the filing of financing statements (and without, for the avoidance of doubt, perfection requirements with respect to Deposit Accounts or Securities Accounts), as applicable, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).
(b)Schedule 1.1B lists, as of the Fifth Restatement Effective Date, each parcel of owned real property located in the United States and held by the Parent Borrower or any of its Restricted Subsidiaries that is a U.S. Loan Party that has an assessed taxable value in excess of $10,000,000.
(c)Each of the Mortgages, as amended by the applicable Mortgage Amendment (if any), from and after the execution, delivery and, if applicable, appropriate filing thereof, will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the applicable Mortgage (or in respect of any Mortgage in existence as of the Fifth Restatement Effective Date, the applicable Mortgage Amendment) is filed in the applicable office specified on Schedule 4.19(b), each such Mortgage shall constitute (or continue to constitute, as applicable) a fully perfected Lien on, and security interest in, all right, title and interest of the U.S. Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), of first priority, subject only to Liens permitted by Section 7.3.
4.20.Solvency. The Parent Borrower and the Loan Parties are, on a consolidated basis, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, Solvent.

4.21.Certain Documents. As of any date, the Parent Borrower has delivered to the Administrative Agent a complete and correct copy of the Senior Unsecured Debt Agreement entered into prior to such date, including any amendments, supplements or modifications with respect to any of the foregoing.
4.22.Sanctions; Anti-Corruption; Anti-Money Laundering.
(a)The Parent Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Borrower, its Subsidiaries and their respective officers, directors, employees, and, to the knowledge of the Parent Borrower agents, are in compliance with Anti-Corruption Laws, applicable Sanctions, and applicable provisions of the Patriot Act in all material respects. None of the Parent Borrower, any Subsidiary, or any of their respective officers, directors, or, to the knowledge of the Parent Borrower, employees or agents, or any other Person that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or Sanctions, other than to the extent the representations in this Section 4.22 would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).
(b)No Group Member (i) is or shall become a “covered foreign person”, as that term is defined in the Outbound Investment Rules or (ii) currently engages, or has plans to engage, directly or indirectly, in (A) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (B) any activity or transaction that would constitute a “covered activity” or a “covered transaction” if the Group Member were a “U.S. person”, as each such term is defined in the Outbound Investment Rules, or (C) any other activity that would cause any Lender to be in violation of, or legally prohibited from performing under this Agreement by, the Outbound Investment Rules.
4.23.[Reserved].
4.24.Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
SECTION 5.CONDITIONS PRECEDENT
5.1.Conditions to Each Extension of Credit On or After the Fifth Restatement Effective Date. The agreement of each Lender to make any extension of credit requested to be made by it on any date on or after the Fifth Restatement Effective Date (except as such conditions may be limited as described in Section 1.5) is subject to the satisfaction of the following conditions precedent:
(a)Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
(b)No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)Borrowing Notice. The Administrative Agent shall have received a Borrowing Notice in accordance with the requirements hereof.

(d)Additional Borrower. If such extension of credit is the first extension of credit requested by an Additional Borrower, (1) the conditions contained in Section 5.1(a) above with respect to such Additional Borrower and Section 5.3 have been satisfied with respect to such Additional Borrower and (2) the Administrative Agent shall have received an executed legal opinion of counsel to such Additional Borrower with respect to certain matters relating to such Additional Borrower in form and substance reasonably satisfactory to the Administrative Agent.
Each borrowing by and issuance, increase on amount or extension of tenor of a Letter of Credit on behalf of a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this Section 5.1 have been satisfied.
5.2.Conditions to the Fifth Restatement Effective Date. The agreement of each Lender to make the initial extensions of credit requested to be made by it on the Fifth Restatement Effective Date is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Fifth Restatement Effective Date, of the following conditions precedent:
(a)Agreement. (i) The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, each Borrower and each Revolving Lender listed on Schedule 1.1A (which constitute the Required Lenders under and as defined in the Existing Credit Agreement) (it being understood that a signature page to the 2025 Replacement Facility Amendment shall be deemed execution of this Agreement), (ii) all Existing Revolving Commitments and Existing Revolving Loans shall have been replaced with Revolving Commitments and Revolving Loans hereunder (and in each case all accrued interest on the Existing Revolving Commitments and Existing Revolving Loans and other amounts outstanding in respect thereof shall have been paid in full) and (iii) all Existing Term Loans shall have been repaid in full along with accrued interest and other amounts outstanding in respect thereof.
(b)Fees. The Lenders and the Agents shall have received all fees required to be paid by the Parent Borrower as of the Fifth Restatement Effective Date as set forth in a writing signed by the Parent Borrower, and reimbursement for all expenses required to be reimbursed by the Parent Borrower as of the Fifth Restatement Effective Date as set forth in a writing signed by the Parent Borrower for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Fifth Restatement Effective Date, and all interest, fees, expenses and other amounts due under the Existing Credit Agreement shall have been paid.
(c)Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Fifth Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation (or equivalent) of each Loan Party certified by the relevant authority of the jurisdiction of incorporation of such Loan Party (in each case, to the extent applicable in such jurisdiction of incorporation), (ii) a good standing certificate (or equivalent) for each Loan Party from its jurisdiction of incorporation (in each case, to the extent applicable in such jurisdiction of incorporation and, with respect to any Foreign Loan Party, to the extent customary in the applicable jurisdiction of incorporation) and (iii) a certificate signed by a Responsible Officer of the Parent Borrower certifying that the conditions specified in Sections 5.1(a) and (b) have been satisfied.
(d)Legal Opinions. The Administrative Agent shall have received an executed legal opinion of (a) Gibson, Dunn & Crutcher LLP with respect to certain matters relating to the Parent Borrower and certain other Loan Parties in form and substance reasonably satisfactory to the Administrative Agent and (b) BGM Law Group LLP and Barnes & Thornburg LLP with respect to certain matters relating to the other Loan Parties in form and substance reasonably satisfactory to the Administrative Agent.

(e)Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(f)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein with respect to the U.S. Loan Parties, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.
(g)Flood Insurance. With respect to each Mortgaged Property as of the Fifth Restatement Effective Date that is located in a special flood hazard area, to the extent required by Regulation H of the Board, the Parent Borrower shall have delivered to the Administrative Agent (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by such Mortgage and is located in a special flood hazard area, (2) is written in an amount that is reasonably satisfactory to the Administrative Agent and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Parent Borrower has received the notice required pursuant to Section 208.25(i) of Regulation H of the Board.
(h)Projections. The Parent Borrower shall have delivered to the Administrative Agent satisfactory annual projections for the Parent Borrower and its consolidated Subsidiaries through 2030.
(i)Know Your Customer Information. The Administrative Agent shall have received, at least three Business Days prior to the Fifth Restatement Effective Date, all documentation and other information about the Loan Parties as has been reasonably requested in writing at least 10 days prior to the Fifth Restatement Effective Date by the Administrative Agent, in each case as the Administrative Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and, to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall have delivered to each Lender so requesting a Beneficial Ownership Certification in relation to such Borrower.
For the purpose of determining compliance with the conditions specified in this Section 5.2, each Lender that has signed this Agreement or the 2025 Replacement Facility Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.2 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Fifth Restatement Effective Date specifying its objection thereto.
5.3.Conditions to Initial Extension of Credit to Each Additional Borrower. The agreement of each Revolving Lender or Issuing Lender to make any Loans or issue any Letters of Credit to any Additional Borrower is subject to the satisfaction of the following conditions precedent:
(a)Foreign Guarantee Agreement. In respect of any Additional Borrower that is a Foreign Subsidiary, the Administrative Agent shall have received the Foreign Guarantee Agreement (or a joinder in respect thereof), executed and delivered by such Additional Borrower.

(b)Guarantee and Collateral Agreement. In respect of any Additional Borrower that is a Domestic Subsidiary, such Additional Borrower shall have become party to the Guarantee and Collateral Agreement.
(c)Joinder Agreement. The Administrative Agent shall have received an Additional Borrower Joinder Agreement, substantially in the form of Exhibit J-1 or J-2, as applicable, executed and delivered by such Additional Borrower and the Parent Borrower.
(d)Foreign Security Documents. In respect of any Additional Borrower that is a Foreign Subsidiary, the Administrative Agent shall have received security documents in form and substance reasonably satisfactory to the Administrative Agent granting a Lien on property of such Additional Borrower as set forth in such security documents and subject to applicable law to secure the Obligations of the Additional Borrowers that are Foreign Subsidiaries. Notwithstanding the foregoing, no such foreign security documents shall be required to be governed by the law of any jurisdiction other than the jurisdiction in which the applicable Additional Borrower is organized.
(e)Legal Opinion. The Administrative Agent shall have received an opinion of counsel for such Additional Borrower reasonably acceptable to the Administrative Agent, covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request.
(f)Other Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Additional Borrower, the authorization of the transactions contemplated hereby relating to such Additional Borrower and any other legal matters relating to such Additional Borrower, all in form and substance reasonably satisfactory to the Administrative Agent, including (i) a certificate of such Additional Borrower substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation (or equivalent) of such Additional Borrower certified by the relevant authority of the jurisdiction of incorporation (or equivalent) of such Additional Borrower (in each case, to the extent applicable in such jurisdiction of incorporation), and (ii) a long form good standing certificate (or equivalent) for such Additional Borrower from its jurisdiction of incorporation (in each case, to the extent applicable in such jurisdiction of incorporation).
(g)Know Your Customer Information. The Administrative Agent and each Lender shall have received all documentation and other information about such Additional Borrower as has been reasonably requested in writing by the Administrative Agent as the Administrative Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(h)Additional Representations and Warranties. Unless otherwise agreed by the Administrative Agent, the following representations and warranties shall be true and correct on and as of such date:
(i)    Pari Passu. Subject to applicable Requirements of Law, the obligations of such Additional Borrower under this Agreement, when executed and delivered by such Additional Borrower, will rank at least pari passu on a contractual basis with all unsecured Indebtedness of such Additional Borrower.
(ii)    No Immunities, etc. Such Additional Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any Note, and the execution, delivery and performance by such Additional Borrower of this Agreement constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Additional Borrower nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Additional Borrower is organized and existing in respect of its obligations under this Agreement or any Note. To the extent permitted by applicable law, such Additional Borrower has waived, and hereby does waive, every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Additional Borrower is organized and existing in respect of its obligations under this Agreement and any Note. The waiver by such Additional Borrower described in the immediately preceding sentence is the legal, valid and binding obligation of such Additional Borrower, subject to customary qualifications and limitations.
(iii)    No Recordation Necessary. This Agreement and each Note, if any, is in proper legal form under the law of the jurisdiction in which such Additional Borrower is organized and existing for the enforcement hereof or thereof against such Additional Borrower under the law of such jurisdiction, and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and any such Note, subject to customary qualifications and limitations. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and any such Note that this Agreement, any Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Additional Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, any Note or any other document, except (x) for any such filing, registration or recording, or execution or notarization or payment of any registration charge or stamp or similar tax as has been made or is not required to be made until this Agreement, any Note or any other document is sought to be enforced or that is required to perfect the grant of any security or is otherwise required pursuant to the Loan Documents and (y) for any charge or tax as has been timely paid.
(iv)    Exchange Controls. The execution, delivery and performance by such Additional Borrower of this Agreement, any Note or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Additional Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided any notification or authorization described in immediately preceding clause (ii) shall be made or obtained as soon as is reasonably practicable).
SECTION 6.AFFIRMATIVE COVENANTS
The Parent Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent indemnification obligations) is owing to any Lender or the Administrative Agent hereunder, the Parent Borrower shall and shall cause each of its Restricted Subsidiaries to:
6.1.Financial Statements. Furnish to the Administrative Agent (for distribution to the Lenders):

(a)as soon as available, but in any event within the later of (i) 90 days after the end of each fiscal year of the Parent Borrower and (ii) the date of required delivery to the SEC after giving effect to any permitted extensions of time (but in any event no later than 105 days after the end of each fiscal year of the Parent Borrower), (x) a copy of the audited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception (other than with respect to, or resulting solely from an upcoming maturity date under any Facility occurring within one year from the time such opinion is delivered), or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing and (y) a detailed reconciliation, reflecting such financial information for the Parent Borrower and the Restricted Subsidiaries for the applicable period, on the one hand, and the Parent Borrower and the Subsidiaries for the applicable period, on the other hand, and reflecting adjustments necessary to eliminate the accounts of (a) Unrestricted Subsidiaries (if any) and (b) Permitted Joint Ventures that were consolidated into the accounts of Parent Borrower and the Restricted Subsidiaries (if any), other than Specified Permitted Joint Ventures (if any), in each case of clauses (a) and (b), that would be Significant Subsidiaries if they were Restricted Subsidiaries, from such consolidated financial statements, prepared in accordance with GAAP and in form reasonably satisfactory to the Administrative Agent; and
(b)as soon as available, but in any event not later than the later of (i) 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent Borrower and (ii) the date of required delivery to the SEC after giving effect to any permitted extensions of time (but in any event no later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Parent Borrower), (x) the unaudited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes) and (y) a detailed reconciliation, reflecting such financial information for the Parent Borrower and the Restricted Subsidiaries for the applicable period, on the one hand, and the Parent Borrower and the Subsidiaries for the applicable period, on the other hand, and reflecting adjustments necessary to eliminate the accounts of (a) Unrestricted Subsidiaries (if any) and (b) Permitted Joint Ventures that were consolidated into the accounts of Parent Borrower and the Restricted Subsidiaries (if any), other than Specified Permitted Joint Ventures (if any), in each case of clauses (a) and (b), that would be Significant Subsidiaries if they were Restricted Subsidiaries, from such consolidated financial statements, prepared in accordance with GAAP and in form reasonably satisfactory to the Administrative Agent.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be) consistently throughout the periods reflected therein and with prior periods.
Information required to be delivered pursuant to this Section 6.1 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an Approved Borrower Portal or similar site to which the Lenders have been granted access or such reports shall be available on the website of the SEC at http://www.sec.gov or on the Parent Borrower’s website at http://www.wolverineworldwide.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Any notice or other communication delivered pursuant to this Section 6.1, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information within the meaning of the federal securities laws unless (i) expressly marked by the Parent

Borrower as “PUBLIC”, (ii) such notice or communication consists of copies of the Parent Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on the Parent Borrower’s website on the Internet at http://www.wolverineworldwide.com, and, accordingly, the Parent Borrower hereby authorizes the Administrative Agent to make such documents, financial statements, notices or communications, along with the Loan Documents, available to Public-Siders. The Parent Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws.
6.2.Certificates; Other Information. Furnish to the Administrative Agent (for distribution to the Lenders) (or, in the case of clause (g), to the relevant Lender):
(a)concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default pursuant to Section 7.1, except as specified in such certificate;
(b)concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Parent Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, (1) a description of any change in the jurisdiction of organization of any Loan Party, (2) a list of any registered or applied for Intellectual Property acquired by any Loan Party and (3) a description of any Person that has become a Group Member, in each case since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Fifth Restatement Effective Date);
(c)as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Parent Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Parent Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;
(d)no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Unsecured Debt Agreement;
(e)within five days after the same are sent, copies of all financial statements and reports that the Parent Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Parent Borrower may make to, or file with, the SEC or any national securities exchange;

(f)promptly following receipt thereof, copies of (i) any documents described in Section 101(k) or 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the relevant Group Members or ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Parent Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and
(g)promptly, such additional financial and other information as any Lender may from time to time reasonably request, including such financial information as may be reasonably requested concerning Permitted Joint Ventures and such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act, the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, the Beneficial Ownership Regulation and other “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith Information required to be delivered pursuant to this Section 6.2 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks™ or similar site to which the Lenders have been granted access or such reports shall be available on the website of the SEC at http://www.sec.gov or on the Parent Borrower’s website at http://www.wolverineworldwide.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
6.3.Payment of Taxes. Pay its Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
6.4.Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in each case (other than with respect to any Borrower in connection with clause (a)(i) above) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
6.5.Maintenance of Property; Insurance. (a) Except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) keep and maintain all property material to the conduct of its business in good working order and condition (except for disposition of assets permitted under this Agreement and ordinary wear and tear) and (ii) maintain with financially sound and reputable insurance companies insurance in such amounts and against such risks (but including in any event public liability, product liability and business interruption) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
(b)If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then Parent Borrower will (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) cooperate with the Administrative Agent and the Flood Designated Lender and provide information reasonably required by the Administrative Agent and the Flood Designated Lender to comply with the Flood Insurance Laws and (iii) promptly deliver to the Administrative Agent and the Flood Designated Lender evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and the Flood Designated Lender, including, without limitation, evidence of annual renewals of such insurance.

6.6.Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which entries (i) that are full, true and correct in all material respects and (ii) are in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent, upon reasonable prior notice during normal business hours, to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than, in each case, any privileged materials) at any reasonable time and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants (it being understood that, in the case of any such meetings or advice from such independent accountants, the Parent Borrower shall be deemed to have satisfied its obligations under this Section 6.6 to the extent that it has used commercially reasonable efforts to cause its independent accountants to participate in any such meeting).
6.7.Notices. Promptly give notice to the Administrative Agent (for delivery to the Lenders) of:
(a)the occurrence of any Default or Event of Default;
(b)any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case could reasonably be expected to result in a Material Adverse Effect;
(c)any litigation or proceeding affecting any Group Member (i) in which the amount involved is $10,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;
(d)the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any other ERISA Events and/or Foreign Plan Events that have occurred, could reasonably be expected to result in liability of any Group Member or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, as soon as possible and in any event within 10 days after the Parent Borrower knows thereof; and
(e)any development or event that has had or could reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.
6.8.Environmental Laws. (a) Comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
(b)Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been timely and properly taken in good faith.
(c)Any breach of any covenant in this Section 6.8 by the Parent Borrower or any Subsidiary in the observance or performance of its obligations contained in Section 6.8(a) or (b) shall not be deemed to be a default or an Event of Default as specified in Section 8(d) so long as (i) such breach, individually or in the aggregate with all other breaches in respect of Section 6.8(a) or (b), could not reasonably be expected to result in a Material Adverse Effect and (ii) the Parent Borrower undertakes a prompt response that is diligently pursued, consistent with principles of prudent environmental management and all applicable Environmental Laws, to any facts, conditions, events or circumstances that what would otherwise be a breach of any covenant in this Section 6.8.
6.9.Additional Collateral, etc. (a) With respect to any property acquired after the Fifth Restatement Effective Date by any U.S. Loan Party (other than (x) Excluded Collateral, (y) any property described in paragraph (b), (c) or (d) below and (z) any property subject to a Lien expressly permitted by Section 7.3(c)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, within 30 days after the acquisition thereof (subject to extension by the Administrative Agent in its sole discretion) (i) execute and deliver to the Administrative Agent such amendments or supplements to the Guarantee and Collateral Agreement or such other documents (including intellectual property security agreements) as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including (if applicable) the filing of Uniform Commercial Code financing statements or intellectual property security agreements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
(b)With respect to any fee interest in any real property having an assessed taxable value of at least $10,000,000 acquired after the Fifth Restatement Effective Date by any U.S. Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(c) and other than any Excluded Collateral), within 60 days after the acquisition thereof (subject to extension by the Administrative Agent in its sole discretion) (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such lesser amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) deliver to the Administrative Agent (A) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower or the applicable U.S. Loan Party in the event any such property is located in a special flood hazard area) and (B) evidence of flood insurance as required by this Agreement, (iv) deliver to the Administrative Agent a copy of all material documents affecting such Mortgaged Property and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(c)With respect to any new Restricted Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary) created or acquired after the Fifth Restatement Effective Date directly by any U.S. Loan Party (which, for the purposes of this paragraph (c), shall include any such existing Subsidiary created or acquired after the Fifth Restatement Effective Date directly by any U.S. Loan Party that ceases to be an Excluded Foreign Subsidiary, an Immaterial Subsidiary, an Unrestricted Subsidiary or a Permitted Joint Venture), within 30 days after the creation or acquisition of such Subsidiary (subject to extension by the Administrative Agent in its sole discretion and, to the extent such Subsidiary is formed in contemplation of a Limited Condition Acquisition, within 30 days of the consummation of such Limited Condition Acquisition) (i) execute and deliver to the Administrative Agent such supplements or amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any U.S. Loan Party (provided that in no event shall Excluded Collateral be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (excluding any such certificates representing Excluded Collateral), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) solely in the case of any such Subsidiary that is a Wholly-Owned Subsidiary, cause such new Subsidiary (other than an Excluded Foreign Subsidiary or an Immaterial Subsidiary) (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority (subject to Liens permitted under Section 7.3) security interest in the Collateral (excluding Excluded Collateral) described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements or intellectual property security agreements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(d)With respect to any new Excluded Foreign Subsidiary created or acquired after the Fifth Restatement Effective Date by any U.S. Loan Party, within 30 days after the creation or acquisition thereof (subject to extension by the Administrative Agent in its sole discretion and, to the extent such Subsidiary is formed in contemplation of a Limited Condition Acquisition, within 30 days of the consummation of such Limited Condition Acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such U.S. Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary or any Excluded Collateral be required to be so pledged and, provided further, that, for the avoidance of doubt, no Capital Stock of any such new Subsidiary that is owned directly or indirectly by a CFC shall be required to be so pledged (unless such CFC shall have elected to become a Subsidiary Guarantor pursuant to the proviso of the definition thereof)), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (excluding any such certificates representing Excluded Collateral), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant U.S. Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any U.S. Loan Party after the Fifth Restatement Effective Date until (1) the date that occurs 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable U.S. Loan Party of that fact and (if applicable) notification to the applicable U.S. Loan Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable U.S. Loan Party of such notice; and (iii) if such notice is required to be provided to the applicable U.S. Loan Party and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall have received written confirmation from the Flood Designated Lender that flood insurance due diligence and flood insurance compliance has been completed by the Flood Designated Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed).
6.10.[Reserved].
6.11.Designation of Subsidiaries. (a) The Parent Borrower may at any time designate any (x) Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary or (y) Subsidiary or other Person as to which the Parent Borrower or any Restricted Subsidiary is party to a joint venture agreement as a Permitted Joint Venture; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it has Indebtedness with recourse to any Group Member, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary is a Person with respect to which any Group Member has any direct or indirect obligation to make capital contributions or to maintain such Subsidiary’s financial condition, (v) after giving effect to such designation, the Parent Borrower is in compliance with the financial covenants set forth in Section 7.1 for the most recently ended Reference Period for which financial statements have been delivered pursuant to Section 6.1, on a pro forma basis, giving effect to the respective designation (as well as all other designations of Unrestricted Subsidiaries or Permitted Joint Ventures and Restricted Subsidiaries consummated during the most recently ended Reference Period for which financial statements have been delivered pursuant to Section 6.1), (vi) no Subsidiary may be designated an Unrestricted Subsidiary if, after giving effect to such designation, Unrestricted Subsidiaries have, in the aggregate, (x) at the last day of the Reference Period most recently ended, total assets equal to or greater than 10.0% of the Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date of designation or (y) revenues during such Reference Period equal to or greater than 10.0% of the consolidated revenues of the Parent Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP and (vii) no Borrower may be designated as an Unrestricted Subsidiary or a Permitted Joint Venture.
(b)The designation of any Subsidiary as an Unrestricted Subsidiary or Permitted Joint Venture shall constitute an Investment by the Parent Borrower therein, at the date of designation in an amount equal to the fair market value of the Parent Borrower’s investment therein as determined in good faith by the board of directors of the Parent Borrower. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall, at the time of such designation, constitute the incurrence of any Indebtedness or Liens of such Subsidiary existing at such time. Upon a redesignation of any Subsidiary as a Restricted Subsidiary, the Investments of the Parent Borrower in Unrestricted Subsidiaries shall be reduced by the fair market value of the Parent Borrower’s Investment in such Subsidiary at the time of such redesignation (as determined in good faith by the board of directors of the Parent Borrower) (it being understood that such reduction shall not exceed the Parent Borrower’s initial Investment in such Subsidiary, less returns on such Investment received by the Parent Borrower). Any property transferred to or from an Unrestricted Subsidiary or Permitted Joint Venture shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of the Parent Borrower.
(c)If, as of the last day of any Reference Period ended after the Fifth Restatement Effective Date, Unrestricted Subsidiaries have, in the aggregate, (i) total assets at such day equal to or greater than 10.0% of the Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date or (ii) revenues during such Reference Period equal to or greater than 10.0% of the consolidated revenues of the Parent Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP, then the Parent Borrower shall, no later than five Business Days subsequent to the date on which financial statements for such fiscal period are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with Section 6.11(a) such that, following such designation(s), Unrestricted Subsidiaries have, in the aggregate (i) total assets at the last day of such Reference Period of less than 10.0% of the Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date and (ii) total revenues during such Reference Period of less than 10.0% of the consolidated revenues of the Parent Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP.
(d)The Parent Borrower may at any time designate any Permitted Joint Venture as a Specified Permitted Joint Venture or any Specified Permitted Joint Venture as a Permitted Joint Venture; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Parent Borrower is in compliance with the financial covenants set forth in Section 7.1 for the most recently ended Reference Period for which financial statements have been delivered pursuant to Section 6.1, on a pro forma basis, giving effect to the respective designation (as well as all other designations of Permitted Joint Ventures and Specified Permitted Joint Ventures consummated during the most recently ended Reference Period for which financial statements have been delivered pursuant to Section 6.1), (iii) no Permitted Joint Venture may be designated as a Specified Permitted Joint Venture if it was previously designated as a Specified Permitted Joint Venture, and (iv) the Parent Borrower, in its sole discretion, shall have delivered a written notice to the Administrative Agent attaching a certificate of a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, setting forth in reasonable detail the calculations and representations necessary to demonstrate the Parent Borrower’s satisfaction of the conditions set forth above.
(e)Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (i) no Subsidiary of the Parent Borrower may be designated as an Unrestricted Subsidiary if, at the time of such designation, such Subsidiary or any of its Subsidiaries owns or is the exclusive licensee or exclusive sublicensee of any Material Intellectual Property and (ii) no Unrestricted Subsidiary (or any Subsidiary thereof) shall at any time own or hold an exclusive license or exclusive sublicense to any Material Intellectual Property.
6.12.Anti-Corruption Laws; Sanctions. Maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, other than to the extent the covenants in this Section 6.12 would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).

SECTION 7.NEGATIVE COVENANTS
The Parent Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent indemnification obligations) is owing to any Lender or the Administrative Agent hereunder, the Parent Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
7.1.Financial Condition Covenants.
(a)Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any Reference Period to exceed (i) for the Reference Period ending on or about September 30, 2025 through and including the Reference Period ending on or about March 31, 2026, 4.25:1.00, (ii) for the Reference Period ending on or about June 30, 2026 through and including the Reference Period ending on or about December 31, 2026, 4.00:1.00 and (iii) for each Reference Period thereafter, 3.75:1.00; provided that for the four consecutive fiscal quarters ending immediately after the consummation of a Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition occurs), the Consolidated Leverage Ratio applicable to clause (iii) shall be 4.00:1.00.
(b)Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent Borrower to be less than 3.00:1.00.
7.2.Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:
(a)Indebtedness of any Loan Party pursuant to any Loan Document;
(b)Indebtedness of (i) the Parent Borrower to any Restricted Subsidiary, (ii) any Wholly Owned Subsidiary Guarantor to the Parent Borrower or any other Restricted Subsidiary, (iii) any Subsidiary Guarantor that is not a Wholly Owned Subsidiary Guarantor to any other Subsidiary Guarantor that is not a Wholly Owned Subsidiary Guarantor, (iv) any Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor to the Parent Borrower or any other Restricted Subsidiary (provided that any such Indebtedness that is owed by a Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor to a Loan Party (other than as permitted by clause (iii) hereof) shall be subject to Section 7.7(f)), (v) any Restricted Subsidiary to the Parent Borrower or any other Restricted Subsidiary incurred pursuant to any IP Reorganization Transaction permitted under Section 7.17, (vi) any Additional Borrower that is a Foreign Subsidiary to any Foreign Subsidiary, (vii) any Foreign Subsidiary to any Additional Borrower, (viii) any Foreign Subsidiary to any other Foreign Subsidiary and (ix) any of the Parent Borrower or any Subsidiary to the Parent Borrower or any other Subsidiary, if such Investment is permitted under Section 7.7;
(c)Guarantee Obligations (i) incurred by the Parent Borrower or any of its Restricted Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor, (ii) incurred by any Restricted Subsidiary of obligations of the Parent Borrower, (iii) incurred by any Subsidiary Guarantor that is not a Wholly Owned Subsidiary Guarantor of obligations of any other Subsidiary Guarantor that is not a Wholly Owned Subsidiary Guarantor, (iv) incurred by the Parent Borrower or any of its Restricted Subsidiaries of obligations of any Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor (provided that any such Guarantee Obligation incurred pursuant to this clause (iv) shall be subject to Section 7.7(f) or 7.7(o)), (v) incurred by any Foreign Subsidiary of obligations of any Additional Borrower, (vi) incurred by any Additional Borrower that is a Foreign Subsidiary of obligations of any Foreign Subsidiary, (vii) incurred by any Foreign Subsidiary of obligations of any other Foreign Subsidiary and (viii) incurred by any of the Parent Borrower or any Subsidiary of obligations of the Parent Borrower or any Subsidiary, if such Investment is permitted under Section 7.7;

(d)Indebtedness outstanding on the Fifth Restatement Effective Date and, to the extent not otherwise permitted by this Section 7.2, listed on Schedule 7.2(d), unless such Indebtedness is in an outstanding principal amount of less than $50,000 (provided the aggregate principal amount of all such unlisted Indebtedness shall not exceed $1,000,000), and any Permitted Refinancing Indebtedness in respect thereof;
(e)Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(c) in an aggregate principal amount not to exceed $60,000,000 at any one time outstanding;
(f)(i) Indebtedness of the Parent Borrower in respect of the Senior Unsecured Debt in an aggregate principal amount not to exceed $550,000,000, (ii) Indebtedness of the Parent Borrower in respect of Permitted Unsecured Debt (other than any Senior Unsecured Debt), provided that the Net Cash Proceeds of such Permitted Unsecured Debt are used to prepay the Incremental Term Loans, (iii) Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under Section 7.2(f)(i) and (ii); and (iv) Guarantee Obligations of any Subsidiary Guarantor in respect of Indebtedness permitted under Section 7.2(f);
(g)Earnout Obligations incurred in connection with Permitted Acquisitions;
(h)Receivables Transaction Attributed Indebtedness and Factoring Indebtedness in an aggregate at any time outstanding not to exceed $200,000,000;
(i)to the extent constituting Indebtedness, obligations in respect of Swap Agreements otherwise permitted hereunder;
(j)obligations in respect of customs, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business;
(k)(i) Indebtedness acquired or assumed by the Parent Borrower or any Restricted Subsidiaries in connection with a Permitted Acquisition; provided, that (w) such Indebtedness is not incurred in connection with, or in contemplation of, such transaction; (x) on the date of the acquisition or assumption of such Indebtedness, on a pro forma basis, giving effect to such Permitted Acquisition and any Indebtedness acquired, assumed or incurred in connection therewith, the Consolidated Leverage Ratio immediately after such acquisition or assumption of Indebtedness (determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b)) is at least 0.25 less than the Consolidated Leverage Ratio required by Section 7.1(a) for the most recently ended fiscal quarter for which financial information has been delivered pursuant to Section 6.1(a) or (b) and (y) immediately after giving effect to such acquisition or assumption, such Indebtedness is not guaranteed in any respect by the Parent Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person and any of its Subsidiaries) (and such Indebtedness shall not contain a requirement that such Indebtedness be guaranteed by the Parent Borrower or any Restricted Subsidiary that is not a guarantor in respect thereof immediately after giving effect to such acquisition or assumption) and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(l)(i) unsecured Indebtedness incurred by the Parent Borrower or any Restricted Subsidiaries in connection with a Permitted Acquisition; provided that (w) such Indebtedness matures no earlier than 181 days after the Maturity Date, (x) on the date of incurrence of such Indebtedness, on a pro forma basis, giving effect to such Permitted Acquisition and any Indebtedness acquired, assumed or incurred in connection therewith, the Consolidated Leverage Ratio immediately after such incurrence of Indebtedness (determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b)) is at least 0.25 less than the Consolidated Leverage Ratio required by Section 7.1(a) for the most recently ended fiscal quarter for which financial information has been delivered pursuant to Section 6.1(a) or (b), (y) such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change of Control set forth herein and (z) such Indebtedness shall not be subject to a financial maintenance covenant more favorable to the lenders providing such Indebtedness than those contained in the Loan Documents (other than for periods after the Maturity Date) and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(m)Indebtedness relating to Disqualified Capital Stock (i) issued to or owned by any Borrower, any Subsidiary Guarantor or any Additional Borrower and (ii) not issued by (x) the Parent Borrower, (y) any Subsidiary Guarantor or (z) any Additional Borrower (unless, in the case of clause (ii)(y) or (ii)(z), either (A) such Disqualified Capital Stock issued by a Subsidiary Guarantor or an Additional Borrower is issued to the Parent Borrower,(B) such Disqualified Capital Stock issued by a Wholly Owned Subsidiary Guarantor is issued to the Parent Borrower or any other Wholly Owned Subsidiary Guarantor) or (C) such Disqualified Capital Stock issued by an Additional Borrower is issued to the Parent Borrower or a Wholly Owned Subsidiary Guarantor;
(n)(i) secured or unsecured notes (such notes, “Incremental Equivalent Debt”); provided that (A) the aggregate principal amount of all Incremental Equivalent Debt, together with the aggregate principal amount (or committed amount, if applicable) of all Incremental Term Loans and Incremental Revolving Commitments shall not exceed $250,000,000, (B) the incurrence of such Indebtedness shall be subject to clauses (B), (C) and (D) of the proviso to Section 2.25(a), as if such Incremental Equivalent Debt were an Incremental Term Loan or Incremental Revolving Commitment, as applicable, and the date of incurrence of such Incremental Equivalent Debt were an Incremental Loan Closing Date, (C) such Indebtedness shall mature no earlier than 181 days after the Maturity Date, (D) such Incremental Equivalent Debt shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change of Control set forth herein and (E) such Incremental Equivalent Debt shall not be subject to a financial maintenance covenant more favorable to the holders thereof than those contained in the Loan Documents (other than for periods after the Maturity Date) and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that, with respect to any incurrence of Incremental Equivalent Debt for which the Parent Borrower has made an LCA Election, (A) the relevant date for the determinations under clauses (x) and (y) above shall be the LCA Test Date in accordance with Section 1.5 and (B) for the avoidance of doubt, the conditions referred to in clause (B) above shall be limited to customary specified or certain funds representations and the absence of any Event of Default under Section 8(a) or Section 8(f) as if such Incremental Equivalent Debt were an Incremental Term Loan or Incremental Revolving Commitment, as applicable;
(o)Indebtedness arising from agreements of the Parent Borrower or any Restricted Subsidiary providing for customary indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary otherwise permitted hereunder; provided that any such Indebtedness in connection with a Permitted Acquisition in respect of Persons that do not, upon the acquisition thereof (subject to any grace period set forth in Section 6.9), become Subsidiary Guarantors or property that is not, upon acquisition thereof, owned by Subsidiary Guarantors shall be subject to the consideration limitation in Section 7.7(h)(ii);

(p)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary Deposit Accounts and Securities Accounts maintained by a Loan Party as part of its ordinary cash management program;
(q)unsecured Guarantee Obligations incurred by the Parent Borrower of cash management obligations of Subsidiaries incurred in the ordinary course of business;
(r)unsecured Guarantee Obligations incurred in the ordinary course of business by the Parent Borrower of operating leases of Subsidiaries; and
(s)additional Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries in an aggregate principal amount (for the Parent Borrower and all Restricted Subsidiaries) not to exceed the greater of $180,000,000 and 10.0% of Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date in the aggregate at any time outstanding.
For purposes of determining compliance with this Section 7.2, (A) Indebtedness need not be incurred solely by reference to one category described in this Section 7.2, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in this Section 7.2, the Parent Borrower, in its sole discretion, may divide or classify any such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.2 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided that all Indebtedness incurred or established hereunder on the Fifth Restatement Effective Date and related Guarantees will, at all times, be treated as incurred under Section 7.2(a).
7.3.Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:
(a)Permitted Encumbrances;
(b)Liens in existence on the Fifth Restatement Effective Date and, to the extent not otherwise permitted by this Section 7.3, listed on Schedule 7.3(b), unless neither (x) the aggregate outstanding principal amount of the obligations secured thereby nor (y) the aggregate fair market value (determined as of the Fifth Restatement Effective Date) of the assets subject thereto exceeds (as to the Parent Borrower and all Restricted Subsidiaries) $50,000 (provided that the aggregate outstanding principal amount of the obligations secured by, or the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject to, any Lien existing on the Fifth Restatement Effective Date not otherwise permitted by this Section 7.3 and not listed on Schedule 7.3(b) does not exceed $1,000,000), provided that no such Lien is spread to cover any additional property after the Fifth Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased;
(c)Liens securing Indebtedness of the Parent Borrower or any Restricted Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets (or Permitted Refinancing Indebtedness in respect thereof), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof and (iii) the amount of Indebtedness secured thereby is not increased;

(d)Liens created pursuant to the Security Documents;
(e)any Lien existing on any asset prior to the acquisition thereof by the Parent Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary after the Fifth Restatement Effective Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other assets of the Parent Borrower or any Restricted Subsidiary other than proceeds thereof and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(f)any interest or title of a lessor under any lease entered into by the Parent Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;
(g)Liens on assets of Restricted Subsidiaries solely in favor of the Parent Borrower or a Loan Party as secured party and securing Indebtedness owing by a Restricted Subsidiary to the Parent Borrower or a Loan Party;
(h)Liens incurred in connection with any transfer of an interest in accounts or notes receivable or related assets as part of a Qualified Receivables Transaction, including Liens granted on any Qualified Receivables Account in favor of the financial institution counterparty to the applicable Qualified Receivables Transaction;
(i)Liens on the real property owned by Foreign Subsidiaries listed on Schedule 7.3(i) hereto; provided that the aggregate outstanding principal amount of all Indebtedness secured by all Liens permitted under this clause (i) does not exceed $15,000,000 at any time;
(j)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(k)Liens securing obligations in respect of Swap Agreements incurred in the ordinary course of business;
(l)Liens renewing, extending or refunding any Lien permitted by Section 7.3(c) or Section 7.3(e), provided, that (i) the principal amount of Indebtedness secured by any such Lien immediately prior to such extension, renewal or refunding is not increased and (ii) such Lien is not extended to any additional property;
(m)Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member;
(n)Liens with respect to property or assets of the Parent Borrower or any Restricted Subsidiary securing Incremental Equivalent Debt, provided that such Incremental Equivalent Debt shall be secured only by a Lien on the Collateral and on a pari passu or subordinated basis with the Obligations and shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(o)Liens on assets of Foreign Subsidiaries; provided that the aggregate outstanding principal amount of all Indebtedness secured by all Liens permitted under this clause (o) does not exceed $30,000,000 at any time;
(p)Liens resulting from or with respect to deposits provided in connection with leases in the ordinary course of business;
(q)Liens granted to Permitted Joint Venture counterparties in any Borrower or Restricted Subsidiary’s equity interest in such Permitted Joint Venture pursuant to the terms of the applicable joint venture agreement for so long as such Liens are required by the terms of such joint venture agreement; and
(r)Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Parent Borrower and all Restricted Subsidiaries) the greater of $90,000,000 and 5.0% of Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date.
For purposes of determining compliance with this Section 7.3, (A) a Lien need not be incurred solely by reference to one category described in this Section 7.3, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of more than one of the categories of permitted Liens described in Section 7.3, the Parent Borrower, in its sole discretion, may divide or classify any such Lien (or any portion thereof) in any manner that complies with this Section 7.3 and will be entitled to only include the amount and type of such Lien (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Lien (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided that all Liens incurred or established under the Security Documents will, at all times, be treated as incurred under Section 7.3(d).
7.4.Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), consummate a Division as the Dividing Person, or otherwise Dispose of all or substantially all of its property or business, except that:
(a)(i) any Person may be merged or consolidated with or into the Parent Borrower (provided that the Parent Borrower shall be the continuing or surviving corporation), (ii) any Person (other than the Parent Borrower) may be merged or consolidated with or into an Additional Borrower (provided that (x) such Additional Borrower shall be the continuing or surviving corporation and (y) no Domestic Subsidiary may be merged or consolidated with an Additional Borrower that is not a Domestic Subsidiary), (iii) any Person may be merged with or into any Restricted Subsidiary (provided that (w) the Restricted Subsidiary shall be the continuing or surviving corporation; (x) if any of the involved parties is a Wholly Owned Subsidiary, then the surviving entity shall be a Wholly Owned Subsidiary, (y) (i) if any of the involved parties is a U.S. Loan Party, then the surviving entity shall be a U.S. Loan Party or (ii) if none of the involved parties is a U.S. Loan Party and any of the involved parties is a Foreign Loan Party, then the surviving entity shall be a Foreign Loan Party or U.S. Loan Party and (z) if any of the involved parties is a Wholly Owned Subsidiary Guarantor, then the surviving entity shall be a Wholly Owned Subsidiary Guarantor), (iv) any Subsidiary that is a Delaware limited liability company may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in a Disposition permitted by Section 7.5 and (v) any Subsidiary may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger or Division involving a Person that is not a Wholly Owned Subsidiary of the Parent Borrower immediately prior to such merger or Division shall not be permitted unless also permitted by Section 7.7 and any such merger in connection with the Purchase of any Person that is not a Wholly Owned Subsidiary of the Parent Borrower immediately prior to such merger shall not be permitted unless also permitted by Section 7.7; provided further that, notwithstanding anything to the contrary in this Agreement, any Subsidiary which is a Division Successor resulting from a Division of assets of a Material Subsidiary may not be deemed to be an Immaterial Subsidiary at the time of or in connection with the applicable Division unless the conditions set forth in the proviso in the definition of Material Subsidiary are satisfied at such time or in connection therewith.
(b)any Restricted Subsidiary (other than an Additional Borrower) may liquidate or dissolve (i) if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders or (ii) pursuant to any IP Reorganization Transaction permitted by Section 7.17;
(c)(i) any Restricted Subsidiary of the Parent Borrower may Dispose of any or all of its assets (x) to the Parent Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise), (y) pursuant to a Disposition permitted by Section 7.5, (ii) any Restricted Subsidiary of the Parent Borrower that is not a Wholly Owned Subsidiary Guarantor may Dispose of any or all of its assets to any Subsidiary Guarantor, (iii) any Restricted Subsidiary of the Parent Borrower that is a Foreign Subsidiary (other than an Additional Borrower) may Dispose of any or all of its assets to any Restricted Subsidiary, (iv) any Additional Borrower that is a Foreign Subsidiary may Dispose of any or all of its assets to any other Borrower and (v) any Restricted Subsidiary may Dispose of IP Assets to the Parent Borrower or any other Restricted Subsidiary in any IP Reorganization Transaction permitted by Section 7.17;
(d)any Group Member (other than the Parent Borrower) may convert into another type of legal entity, subject to the requirements of any Security Documents applicable to such Group member; and
(e)any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation.
7.5.Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
(a)the Disposition of obsolete or worn out tangible property in the ordinary course of business;
(b)the sale of inventory in the ordinary course of business;
(c)Dispositions permitted by clause (i) of Section 7.4(b);
(d)the Disposition of any asset (i) of the Parent Borrower or any Restricted Subsidiary to the Parent Borrower or any Wholly Owned Subsidiary Guarantor, (ii) of any Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor to a Subsidiary Guarantor, (iii) solely among Restricted Subsidiaries that are not Loan Parties, (iv) of a Restricted Subsidiary that is not a Loan Party to a Loan Party, (v) solely among Loan Parties (other than a Borrower) that are not Wholly Owned Subsidiary Guarantors, (vi) solely among Foreign Subsidiaries and (vii) of the Parent Borrower or any Restricted Subsidiary to the Parent

Borrower or any Restricted Subsidiary in any IP Reorganization Transaction permitted by Section 7.17 (provided that, in the case of this subclause (vii), the assets so Disposed shall be limited to IP Assets);

(e)the sale or issuance of (i) any Restricted Subsidiary’s Capital Stock to the Parent Borrower or any Wholly Owned Subsidiary Guarantor, (ii) any Foreign Subsidiary’s Capital Stock to any Additional Borrower or other Foreign Subsidiary and (iii) any Permitted Joint Venture’s Capital Stock in connection with the formation of such Permitted Joint Venture or pursuant to the organizational documents of such Permitted Joint Venture;
(f)any Disposition of an interest in accounts or notes receivable and related assets as part of a Qualified Receivables Transaction;
(g)any Lien permitted under Section 7.3, any merger, consolidation, liquidation or dissolution permitted under Section 7.4, any Restricted Payment permitted under Section 7.6 and any Investment permitted under Section 7.7;
(h)any Disposition pursuant to any Swap Agreement permitted hereunder;
(i)any Disposition of accounts receivable (and rights ancillary thereto) of Restricted Subsidiaries pursuant to, and in accordance with the terms of, the factoring agreement pursuant to which the Factoring Indebtedness referred to in Section 7.2(h) is incurred;
(j)any Disposition constituting a (i) non-exclusive license of Intellectual Property or (ii) license of Intellectual Property that does not constitute Material Intellectual Property, in each case, entered into in the ordinary course of business and not materially interfering with the business of the applicable Group Member;
(k)dispositions of accounts receivable and other rights to payment principally for collection purposes; and
(l)the Disposition of other property having a fair market value not to exceed the greater of $135,000,000 and 7.5% of Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date (the “Maximum Disposition Value”) in the aggregate for any fiscal year of the Parent Borrower, provided that (i) the consideration for any such Disposition (or series of related Dispositions) in excess of $30,000,000 consists of at least 75% cash consideration (provided that for purposes of the 75% cash consideration requirement (A) (1) the amount of any Indebtedness of the Parent Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets, (2) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition and (3) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3), not in excess of $30,000,000, in each case shall be deemed to be cash and (B) Cash Equivalents and marketable U.S. debt securities (determined in accordance with GAAP) shall be deemed to be cash), (ii) no Event of Default then exists or would result therefrom and (iii) the Net Cash Proceeds thereof are applied in accordance with any mandatory prepayment provisions applicable to any Incremental Term Loans.
Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, no Material Intellectual Property shall be permitted to be sold, disposed of, invested or otherwise transferred (including by way of license or sublicense) to any Unrestricted Subsidiary, including as a result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, other than non-exclusive licenses or non-exclusive sublicenses of Intellectual Property in the ordinary course of business.

7.6.Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of such Group Member, whether now or hereafter outstanding, or make any other distribution in respect of such Group Member’s Capital Stock, either directly or indirectly, whether in cash or property or in obligations of such Group Member (collectively, “Restricted Payments”), except that:
(a)any (i) Restricted Subsidiary may declare or make Restricted Payments ratably with respect to any class of its Capital Stock and (ii) Restricted Subsidiary may declare or make Restricted Payments in any IP Reorganization Transaction permitted by Section 7.17;
(b)dividends may be declared and made by the Parent Borrower with respect to its Capital Stock payable solely in additional shares of its common stock or Acceptable Preferred Equity;
(c)so long as no Default or Event of Default shall have occurred and be continuing, the Parent Borrower may purchase the Parent Borrower’s common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (c) after the Fifth Restatement Effective Date (net of any proceeds received by the Parent Borrower after the Fifth Restatement Effective Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $10,000,000;
(d)dividends and other Restricted Payments may be declared and made by any Restricted Subsidiary with respect to its Capital Stock (i) to the Parent Borrower or any Subsidiary Guarantor or Additional Borrower that owns Capital Stock of such Subsidiary, (ii) with respect to any such Restricted Subsidiary that is a Loan Party to any Loan Party that owns Capital Stock of such Subsidiary, (iii) with respect to any Restricted Subsidiary that is not a Loan Party, to any Loan Party that owns Capital Stock of such Subsidiary and (iv) with respect to any Restricted Subsidiary that is not a Loan Party (and for which no Loan Party owns any Capital Stock) to any other Restricted Subsidiary that is not a Loan Party that owns Capital Stock of such Subsidiary;
(e)so long as no Default or Event of Default shall have occurred and be continuing, the Parent Borrower and its Restricted Subsidiaries may declare and make additional Restricted Payments; provided that such Restricted Payments (or portion thereof to the extent the Parent Borrower is relying on this clause (e)) shall not exceed the sum of (i) $50,000,000 in the aggregate in any fiscal year if, on a pro forma basis, after giving effect to the making of such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is greater than or equal to 3.00:1.00 plus (ii) the Available Amount if, on a pro forma basis, after giving effect to the making of such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the Parent Borrower would be in compliance with Section 7.1(a), recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available; provided, further, for the avoidance of doubt, that any such additional Restricted Payment (or portion thereof to the extent the Parent Borrower is relying on this clause (e)) shall not be subject to any monetary limitation hereunder so long as, on a pro forma basis, after giving effect to the making of such Restricted Payment and the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is less than 3.00:1.00; and

(f)to the extent all or a portion of such transactions constitute Restricted Payments, transactions permitted under Section 7.7(p).
For purposes of determining compliance with this Section 7.6, (A) Restricted Payments need not be made solely by reference to one category described in this Section 7.6, but are permitted to be made in part under any combination thereof and of any other available exemption and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories of permitted Restricted Payments described in this Section 7.6, the Parent Borrower, in its sole discretion, may divide or classify any such Restricted Payment (or any portion thereof) in any manner that complies with this Section 7.6 and will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such item of Restricted Payment (or any portion thereof) shall be treated as having been made pursuant to only such clause or clauses (or any portion thereof).
7.7.Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a Wholly Owned Subsidiary prior to such merger or Division) any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:
(a)(i) extensions of trade credit or other advances in the ordinary course of business (including any such Investments between and among Parent Borrower and its Subsidiaries, other than Unrestricted Subsidiaries) and (ii) Investments existing on the Fifth Restatement Effective Date and, to the extent not otherwise permitted by Section 7.7, set forth on Schedule 7.7(a), unless such Investment (valued at cost) does not exceed $50,000 (provided that the aggregate amount (valued at cost) of such unlisted Investments does not exceed $1,000,000);
(b)investments in Cash Equivalents;
(c)Guarantee Obligations permitted by Section 7.2;
(d)loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) consistent with prudent business practice and in an aggregate amount for all Group Members not to exceed $5,000,000 at any one time outstanding; and payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(e)subject to Section 7.17, the Parent Borrower and its Restricted Subsidiaries may make additional Investments, loans or advances in connection with IP Reorganization Transactions permitted by Section 7.17;
(f)(i) Investments, loans or advances made by the Parent Borrower or any Restricted Subsidiary in the Parent Borrower or any Subsidiary Guarantor, (ii) Investments, loans or advances made by any Restricted Subsidiary that is not a Loan Party in any Loan Party, (iii) Investments, loans or advances made by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party, (iv) Investments, loans or advances made by (x) any Loan Party in any Restricted Subsidiary that is not a Loan Party and (y) by the Parent Borrower, any Wholly Owned Subsidiary Guarantor or any Additional Borrower in any Loan Party (other than the Parent Borrower) that is not a Wholly Owned

Subsidiary Guarantor in an aggregate amount (as to clauses (x) and (y) taken together) not to exceed the greater of $145,000,000 and 8.0% of Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date at any time outstanding, (v) Investments, loans or advances made by any Additional Borrower or Foreign Subsidiary, in each case, that is a Non-Domestic Subsidiary in any other Additional Borrower or Foreign Subsidiary, in each case, that is a Non-Domestic Subsidiary, (vi) Investments, loans or advances made by the Parent Borrower or any Restricted Subsidiary in the Parent Borrower or any Restricted Subsidiary in any IP Reorganization Transaction permitted by Section 7.17, (vii) [reserved], (viii) Investments, loans or advances made by any Foreign Subsidiary that is not a Loan Party in the Parent Borrower, any Restricted Subsidiary or any other Foreign Subsidiary and (ix) Investments by the Parent Borrower or a Restricted Subsidiary in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; provided, however, that any Investment in a Securitization Subsidiary by the Parent Borrower or a Restricted Subsidiary pursuant to this Section 7.7(f) is in the form of a Purchase Money Note or a contribution of additional receivables;
(g)Investments in assets useful in the business of the Parent Borrower and its Restricted Subsidiaries made by the Parent Borrower or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount;
(h)Permitted Acquisitions; provided that with respect to each purchase or other acquisition made pursuant to this Section 7.7(h):
(i)    immediately before and immediately after giving effect on a pro forma basis to any such purchase or other acquisition (and any related acquisition, assumption or incurrence of Indebtedness), the Parent Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b) as though such purchase or other acquisition (and any related acquisition, assumption or incurrence of Indebtedness) had been consummated as of the first day of the fiscal period covered thereby; provided that, with respect to any Permitted Acquisition that is a Limited Condition Acquisition for which the Parent Borrower has made an LCA Election, the relevant date for the determinations under this clause (i) shall be the LCA Test Date in accordance with Section 1.5; and
(ii)    to the extent (x) Persons do not, upon the acquisition thereof, become Loan Parties or (y) property acquired is not owned by Loan Parties, then either (A) the Consolidated Leverage Ratio (determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b)) shall be less than 3.25:1.00 or (B) if the Consolidated Secured Leverage at the time of the consummation of the Permitted Acquisition is less than 1.50:1.00 (in each case, on a pro forma basis after giving effect to the making of such Investment and the incurrence of any Indebtedness in connection therewith, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available), the aggregate consideration (whether cash or property, as valued in good faith by the Parent Borrower) given by Non-Loan Parties for all Purchases (or portions thereof) consummated in reliance on this Section 7.7(h)(ii)(B) from and after the Fifth Restatement Effective Date, of (x) Persons that do not, upon the acquisition thereof, become Loan Parties or (y) property that is not, upon acquisition thereof, owned by Loan Parties, shall not exceed $200,000,000 in the aggregate from and after the Fifth Restatement Effective Date; provided, that in the case of any Purchase with respect to which certain Persons will become Loan Parties upon consummation thereof and others will not, or certain property will become owned by Loan Parties upon consummation thereof and other property will not, the aggregate consideration subject to the limitations in this Section

7.7(h)(ii)(B) will be allocated and determined in good faith by Parent Borrower based upon the equity value of any such Persons and/or the fair market asset value of any such assets, as applicable;
(i)Investments comprised of capital contributions (whether in the form of cash, a note, or other assets) in a Securitization Subsidiary in connection with a Qualified Receivables Transaction (including Standard Securitization Repurchase Obligations) or otherwise resulting from transfers of assets permitted hereunder to such Securitization Subsidiary;
(j)Guarantees by the Parent Borrower or any Restricted Subsidiary of Indebtedness or other obligations (including operating lease obligations), incurred in the ordinary course of business, of the Parent Borrower or any other Loan Party;
(k)investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(l)any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 7.5;
(m)so long as no Default or Event of Default shall have occurred and be continuing, the Parent Borrower and its Restricted Subsidiaries may declare and make additional Investments; provided that such Investments (or portion thereof to the extent the Parent Borrower is relying on this clause (m)) shall not exceed the Available Amount if, on a pro forma basis, after giving effect to the making of such Investments and the incurrence of any Indebtedness in connection therewith, the Parent Borrower would be in compliance with Section 7.1(a), recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available; provided, further, for the avoidance of doubt, that any such additional Investments (or portion thereof to the extent the Parent Borrower is relying on this clause (m)) shall not be subject to any monetary limitation hereunder so long as, on a pro forma basis, after giving effect to the making of such Investments and the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is less than 3.25:1.00;
(n)Investments with respect to Swap Agreements otherwise permitted hereunder;
(o)in addition to Investments otherwise expressly permitted by this Section, Investments by the Parent Borrower or any of its Restricted Subsidiaries in an aggregate amount (valued at cost) outstanding at any time not to exceed the greater of $180,000,000 and 10.0% of Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date (which aggregate amount shall be net of returns on such Investments received by the Parent Borrower or any of its Restricted Subsidiaries); and
(p)Investments in Permitted Joint Ventures (including, for the avoidance of doubt, Specified Permitted Joint Ventures) outstanding at any time not to exceed the greater of $130,000,000 and 7.0% of Consolidated Total Assets of the Parent Borrower and its Subsidiaries at such date (which aggregate amount shall be net of returns on such Investments received by the Parent Borrower or any of its Restricted Subsidiaries).
Investments shall be valued at cost (without giving effect to any subsequent increases in value); provided, that the outstanding amount thereof at any time shall be valued net of returns on such Investments received by Parent Borrower or any of its Restricted Subsidiaries.

For purposes of determining compliance with this Section 7.7, (A) an Investment need not be incurred solely by reference to one category described in this Section 7.7, but is permitted to be made or existing in part under any combination thereof and of any other available exemption and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in this Section 7.7, the Parent Borrower, in its sole discretion, may divide or classify any such Investment (or any portion thereof) in any manner that complies with this Section 7.7 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Investments described in Section 7.7(a) shall be deemed outstanding under Section 7.7(a).
7.8.Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Unsecured Debt, Permitted Unsecured Debt or any Indebtedness that is subordinated to the Obligations; provided that the Parent Borrower shall be permitted to repay any Senior Unsecured Debt or Permitted Unsecured Debt and any Borrower shall be permitted to repay any Indebtedness that is subordinated to the Obligations so long as, on a pro forma basis, after giving effect to such prepayment and any Indebtedness incurred with respect thereto, the Consolidated Leverage Ratio (determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b)) is less than 3.25:1.00; provided, further that the Parent Borrower shall be permitted to repay the Senior Unsecured Debt so long as on a pro forma basis, after giving effect to such prepayment and any Indebtedness incurred with respect thereto, (A) the Consolidated Secured Leverage Ratio (determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b)) is less than 3.25:1.00 and (B) on the date of such repayment, Liquidity is in excess of $150,000,000 or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Unsecured Debt, Permitted Unsecured Debt or any such subordinated Indebtedness (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon or (ii) is not materially adverse to the Lenders). For purposes of determining compliance with this Section 7.8, (A) a payment need not be incurred solely by reference to one category described in this Section 7.8, but is permitted to be made or existing in part under any combination thereof and of any other available exemption and (B) in the event that a payment (or any portion thereof) meets the criteria of one or more of the categories of permitted payments (or any portion thereof) described in this Section 7.8, the Parent Borrower, in its sole discretion, may divide or classify any such payment (or any portion thereof) in any manner that complies with this Section 7.8 and will be entitled to only include the amount and type of such payment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such payment (or any portion thereof) shall be treated as having been made pursuant to only such clause or clauses (or any portion thereof).
7.9.Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Borrower or any Subsidiary Guarantor) involving aggregate payments or consideration in one or a series of related transactions in excess of $15,000,000 except (a) transactions otherwise permitted under this Agreement and (b) transactions on fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that this Section 7.9 shall not prohibit (i) transactions between or among Loan Parties not involving any other Affiliate, (ii) any Restricted Payment permitted by Section 7.6, (iii) any guaranty, advance or other investment permitted by Section 7.7 by the Parent Borrower or any Restricted

Subsidiary in any Restricted Subsidiary or in any Permitted Joint Venture (including, for the avoidance of doubt, any Specified Permitted Joint Venture), (iv) transactions pursuant to agreements in effect on either the Original Closing Date, Second Restatement Effective Date, the Third Restatement Effective Date, the Fourth Restatement Effective Date or the Fifth Restatement Effective Date and disclosed in the Parent Borrower’s filings with the SEC and any extensions, renewals, amendments or modifications thereof (provided, that this clause (iv) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Parent Borrower or the applicable Restricted Subsidiaries, as the case may be, than the terms of such transaction as in effect on either the Original Closing Date, Second Restatement Effective Date, the Third Restatement Effective Date, the Fourth Restatement Effective Date or the Fifth Restatement Effective Date, as applicable), (v) the payment of reasonable and customary amounts paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Parent Borrower or any Restricted Subsidiary, (vi) transactions between the Parent Borrower or any Restricted Subsidiary, on the one hand, and any Securitization Subsidiary, on the other hand, in connection with any Qualified Receivables Transaction and (vii) any IP Reorganization Transactions.
7.10.Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent Borrower or any Restricted Subsidiary has actual or reasonably anticipated exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent Borrower or any Restricted Subsidiary.
7.11.Changes in Fiscal Periods. Permit the fiscal year of the Parent Borrower to end on a day other than the Saturday closest to (either before or after) December 31 or change the Parent Borrower’s method of determining fiscal quarters, provided that the fiscal quarters of the Parent Borrower may be modified to be based on one five-week period and two four-week periods per fiscal quarter.
7.12.Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents, provided that the foregoing shall not apply to restrictions or conditions (a) imposed by law or by this Agreement, the other Loan Documents, any Swap Agreement, any Incremental Equivalent Debt or the Senior Unsecured Debt Agreement or, so long as the Loan Documents constitute a “Senior Credit Facility” as defined in the Senior Unsecured Debt Agreement, any Permitted Unsecured Debt, (b) (i) existing on the Fifth Restatement Effective Date and identified on Schedule 7.12 and (ii) any extension or renewal of such restriction or condition or any agreement evidencing such restriction or condition or any amendment or modification thereof, in each case that does not materially expand the scope of any such restriction or condition, (c) contained in agreements relating to the sale of a Subsidiary or Subsidiaries pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is, or the Subsidiaries that are, to be sold (or, in each case, the assets of, or equity interests therein), (d) contained in any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and proceeds thereof), (e) contained in leases or other agreements that are customary and restrict the assignment (or subletting) thereof and relate only to the assets subject thereto, (f) (i) binding on a Restricted Subsidiary at the time such Restricted Subsidiary is acquired, if such Restricted Subsidiary is not designated an Unrestricted Subsidiary within fifteen (15) days of the date of such acquisition, so long as such restrictions were not entered into solely in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary and (ii) any renewal or extension of a restriction or condition permitted by clause (f)(i) or any agreement evidencing such restriction or condition or any amendment or modification thereof so long as such renewal or extension does not materially expand the scope of such restriction or condition, (g) contained in agreements relating to a

Disposition permitted hereunder pending such Disposition, provided such restrictions and conditions apply only to the assets subject to such Disposition, (h) are set forth in agreements governing Indebtedness or other obligations of Foreign Subsidiaries, (i) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures other similar arrangements permitted hereunder (including without limitation Permitted Joint Ventures), (j) are restrictions with respect to cash collateral so long as the Lien in respect of such cash collateral is permitted under Section 7.3, (k) are restrictions on cash or other deposits or net worth imposed by customers or suppliers, or required by insurance, surety or bonding companies; (l) are provisions requiring the granting of a Lien to any Person on any Collateral if a Lien is granted with respect to such Collateral securing the Obligations (it being understood that any such Lien shall only be permitted if permitted under Section 7.3), (m) are set forth in any Permitted Refinancing Indebtedness (so long as such restrictions set forth therein are not materially more restrictive than the comparable provisions of the Indebtedness being refinanced), (n) are customary net worth provisions contained in real property leases or licenses of Intellectual Property, so long as the Parent Borrower has determined in good faith that such provisions could not reasonably be expected to impair the ability of the Parent Borrower and the other Loan Parties to satisfy the Obligations or (o) contained in agreements created in connection with any Qualified Receivables Transaction that, in the good faith determination of the Parent Borrower, are necessary or advisable to effect such Qualified Receivables Transaction.
7.13.Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Parent Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Parent Borrower or any other Restricted Subsidiary of the Parent Borrower or (b) make loans or advances to, or other Investments in, the Parent Borrower or any other Restricted Subsidiary of the Parent Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, any Swap Agreement, any Incremental Equivalent Debt or the Senior Unsecured Debt Agreement or, so long as the Loan Documents constitute a “Senior Credit Facility” as defined in the Senior Unsecured Debt Agreement, any Permitted Unsecured Debt , (ii) (x) existing on the Fifth Restatement Effective Date and identified on Schedule 7.13 and (y) any extension or renewal of such encumbrance or restriction or any agreement evidencing such encumbrance or restriction or any amendment or modification thereof, in each case that does not materially expand the scope of any such encumbrance or restriction, (iii) any restrictions with respect to a Subsidiary (or the assets or Capital Stock thereof) imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iv) leases or other agreements that are customary and restrict the assignment (or subletting) thereof or relate only to the assets subject thereto, (v) (x) any restrictions that are binding on a Restricted Subsidiary at the time such Subsidiary is acquired, if such Restricted Subsidiary is not designated an Unrestricted Subsidiary within fifteen (15) days of the date of such acquisition, so long as such restrictions were not entered into solely in contemplation of such Subsidiary becoming a Subsidiary and (y) any renewal or extension of a restriction or condition permitted by clause (v)(x) or any agreement evidencing such restriction or condition or any amendment or modification thereof that does not materially expand the scope of such restriction or condition, (vi) any agreement relating to a Disposition permitted hereunder pending such Disposition, provided such restrictions and conditions apply only to the assets subject to such Disposition, (vii) any agreement governing Indebtedness or other obligations of a Foreign Subsidiary, (viii) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures (including Permitted Joint Ventures) or other similar arrangements permitted hereunder, (ix) agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and proceeds thereof), (x) any provisions requiring the granting of a Lien to any Person on any Collateral if a Lien is granted with respect to such Collateral securing the Obligations (it being understood that any such Lien shall be permitted only if permitted under Section 7.3), (xi) any agreement relating to Permitted Refinancing Indebtedness (so long as such restrictions set forth therein are not materially more restrictive than the comparable provisions of the Indebtedness being refinanced), (xii) are restrictions with respect to cash collateral so long as the Lien in respect of such cash collateral is permitted under Section 7.3, (xiii) are restrictions on cash or other deposits or net worth imposed by customers or suppliers, or required by insurance, surety or bonding companies; (xiv) are customary net worth provisions contained in real property leases or licenses of Intellectual Property, so long as the Parent Borrower has determined in good faith that such provisions could not reasonably be expected to impair the ability of the Parent Borrower and the other Loan Parties to satisfy the Obligations, (xv) encumbrances or restrictions created in connection with any Qualified Receivables Transaction that, in the good faith determination of the Parent Borrower, are necessary or advisable to effect such Qualified Receivables Transaction or (xvi) any agreement or instrument governing any Indebtedness, Disqualified Capital Stock or preferred stock permitted to be incurred or issued under the Loan Documents that contains encumbrances and other restrictions that either (x) are no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than (i) the restrictions contained in the Loan Documents as of the Fifth Restatement Effective Date or, in the case of any Refinancing Indebtedness, in the Indebtedness being refinanced, or (ii) those encumbrances and other restrictions that are in effect on the Fifth Restatement Effective Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Fifth Restatement Effective Date, (y) are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers or (z) will not otherwise materially impair the Parent Borrower’s ability to make payments on the Loan when due, in each case in the good faith judgment of senior management of the Parent Borrower.
7.14.Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Parent Borrower and its Restricted Subsidiaries are engaged on the Fifth Restatement Effective Date or that are reasonably related thereto.
7.15.[Reserved].
7.16.Anti-Corruption Laws; Sanctions. Request any Loan or Letter of Credit, and shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any other manner that would result in the violation of any Sanctions applicable to any party hereto, other than to the extent the covenants in this Section 7.16 would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).
7.17.IP Reorganizations. Notwithstanding the foregoing provisions of Article VII of the Credit Agreement (except for the last paragraph of Section 7.5, which shall apply), so long as no Default or Event of Default shall have occurred and be continuing, the Parent Borrower and its Subsidiaries may consummate the IP Reorganization (including any IP Reorganization Transactions); provided that either (a) on a pro forma basis, after giving effect to any such IP Reorganization (including any IP Reorganization Transactions), including the incurrence of any Indebtedness in connection therewith, the Consolidated Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, is less than 2.50:1.00; provided, that the Parent Borrower and its Subsidiaries may not consummate any IP Reorganization (including any IP Reorganization Transactions) solely in reliance on this clause (a) until the later of (i) the one year anniversary of the Second Amendment Effective Date and (ii) the date on which the Incremental Term Loans incurred on the Second Amendment Effective Date have been repaid in full, or (b) the value (as reasonably determined by Parent Borrower) of the IP Assets to be transferred from the Parent Borrower or Subsidiary Guarantors to Subsidiaries that are not

Subsidiary Guarantors, without duplication, in such IP Reorganization (including any IP Reorganization Transactions) does not at the time of transfer exceed 67.0% of the total value (as reasonably determined by Parent Borrower) of the IP Assets of the Parent Borrower and the Subsidiary Guarantors as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available.
7.18.Outbound Investment Rules. The Parent Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Parent Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
SECTION 8.EVENTS OF DEFAULT
If any of the following events shall occur and be continuing:
(a)any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
(c)any Loan Party shall default in the observance or performance of any agreement contained in Section 6.1, clause (i) or (ii) of Section 6.4(a) (with respect to any Borrower only), Section 6.7(a) or Section 7 of this Agreement (and, if such failure relates to a nonconsensual Lien for which neither (x) the aggregate outstanding principal amount of the obligations secured thereby nor (y) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $5,000,000, either (i) such failure shall remain unremedied for 30 calendar days after the earlier of (1) the day on which the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Parent Borrower first obtains knowledge of such failure or (2) the day on which notice of such failure is given to the Parent Borrower by the Administrative Agent or any Lender (the “Commencement Date”) or (ii) the Parent Borrower or its Restricted Subsidiary, as the case may be, shall fail, before the expiration of 15 calendar days after the Commencement Date, to begin, and at all times thereafter to continue, to contest such nonconsensual Lien in good faith by appropriate legal proceedings) or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or
(d)any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in Sections 8(a) through (c)), and such default shall continue unremedied for a period of 30 days after notice to the Parent Borrower from the Administrative Agent or the Required Lenders; or

(e)any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is $35,000,000 or more; or
(f)(i) the Parent Borrower or any Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution (other than, for the avoidance of doubt, any liquidation or dissolution permitted by Sections 7.4(b) or 7.4(c)(i)), composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Parent Borrower or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Parent Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent Borrower or any Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent Borrower or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or the Parent Borrower or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or
(g)(i) an ERISA Event or a Foreign Plan Event shall have occurred; (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan; or (iii) the PBGC shall institute proceedings to terminate any Pension Plan, and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or
(h)one or more judgments or decrees shall be entered against the Parent Borrower or any Significant Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not disputed coverage) of $35,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
(i)other than in each case in compliance with the terms of the Loan Documents, any of the Security Documents shall cease, for any reason, to be in full force and effect in any material respect, or any Loan Party or any Affiliate of any Loan Party shall so assert in writing, or any Lien created by any of the Security Documents on any property with a fair market value (individually or in the aggregate for all affected properties) of more than $5,000,000 shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
(j)other than in each case in compliance with the terms of the Loan Documents, (i) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert in writing, (ii) after effectiveness of the Foreign Guarantee Agreement, the guarantee contained in Section 2 thereof shall cease, for any reason, to be in full force and effect or any Foreign Loan Party or any Affiliate of any Foreign Loan Party shall so assert in writing, or (iii) this Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert in writing; or
(k)(i) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the SEC thereunder as in effect on the Fifth Restatement Effective Date), other than Permitted Holders, of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Parent Borrower; or (ii) a Specified Change of Control shall occur (any of the foregoing, a “Change of Control”); provided that (i) a Person or “group” shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement and (ii) if any “group” includes one or more Permitted Holders, the issued and outstanding Capital Stock of the Parent Borrower beneficially owned, directly or indirectly, by any Permitted Holders that are part of such “group” shall not be treated as being beneficially owned by any other member of such “group” for purposes of determining whether a Change in Control has occurred; or
(l)the subordination provisions contained in any Indebtedness required by the terms hereof to be subordinated to the Obligations shall cease, for any reason, to be in full force and effect in any material respect or any Loan Party or any Affiliate of any Loan Party shall so assert in writing; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

SECTION 9.THE AGENTS
9.1.Appointment. (a) Each Lender hereby irrevocably designates and appoints each of the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each of the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
(b)[Reserved].
(c)(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.1(c) shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Parent Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Parent Borrower or any other Loan Party; provided, that this Section 9.1 (c)(iii) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Loan Parties relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from any Loan Party for the purpose of making such erroneous Payment or from the proceeds of Collateral.
(iv)    Each party’s obligations under this Section 9.1(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(d)The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.
9.2.Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
9.3.Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
9.4.Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
9.5.Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Parent Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6.Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.
9.7.Indemnification.
(a)The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
9.8.Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
9.9.Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Parent Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Parent Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.
9.10.Arrangers, Co-Syndication Agents and Co-Documentation Agents. None of the Arrangers, the Co-Documentation Agents or the Co-Syndication Agents shall have any duties or responsibilities hereunder in their respective capacities as such.
9.11.[Reserved].
9.12.[Reserved].
9.13.Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection

(a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Co-Syndication Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)The Administrative Agent, each Arranger and each Co-Syndication Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.14.Borrowers Communications. (a) The Administrative Agent and the Lenders and agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Fifth Restatement Effective Date, a user ID/password authorization system), each of the Lenders and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER

COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
“Borrower Communications” means, collectively, any borrowing request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
(a)Each of the Lenders and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(b)Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 10.MISCELLANEOUS
10.1.Amendments and Waivers.
(a)Subject to Section 2.17(b) and (c), Section 2.25 and clauses (b), (c) and (d) of this Section 10.1 below, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Incremental Term Loan, reduce the stated rate of, or forgive, any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of the financial covenants in this agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement or release all or substantially all of the Foreign Loan Parties from their obligations under the Foreign Guarantee Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.18 without the written consent of each Lender directly and adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 6.5 of the Guarantee and Collateral Agreement with respect to the order in which the proceeds of Collateral or of the guarantee set forth in Section 2 thereof are applied or the pro rata sharing provisions set forth therein without the written consent of each Lender directly and adversely affected thereby; (vii) amend, modify or waive any provision of Section 6.5 of the Foreign Guarantee Agreement with respect to the order in which the proceeds of the guarantee set forth in Section 2 thereof or the pro rata sharing provisions set forth therein without the written consent of each Lender directly and adversely affected thereby; (viii) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; (ix) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (x) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (xi) without the prior written consent of each Lender directly and adversely affected thereby, subordinate, or have the effect of subordinating, any of the Obligations owed to the Lenders in right of payment or any of the Liens securing Obligations owed to the Lenders, in each case, to Indebtedness for borrowed money or the Liens securing such Indebtedness for borrowed money (except to the extent such Lender is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any such Indebtedness for borrowed money on the same terms as offered to all other providers thereto. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
(b)Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Parent Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Incremental Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.
(c)In addition, notwithstanding the foregoing, this Agreement may be amended (x) with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Incremental Term Loans (“Replaced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Replaced Term

Loans), (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Replaced Term Loans and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing, and (y) with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Revolving Facility (as defined below) to permit the refinancing, replacement or modification of all or any portion of the Revolving Facility or any Incremental Revolving Facility (a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”); provided that (i) the aggregate amount of such Replacement Revolving Facility shall not exceed the aggregate amount of such Replaced Revolving Facility (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Replaced Revolving Facility), (ii) the Applicable Margin for such Replacement Revolving Facility shall not be higher than the Applicable Margin for such Replaced Revolving Facility and (iii) the termination date of such Replacement Revolving Facility shall be no earlier than the termination date of the Replaced Revolving Facility.
(d)Furthermore, notwithstanding the foregoing, the Administrative Agent and the Parent Borrower may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to (i) correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document or (ii) implement the addition of any Additional Borrower (including with respect to local law provisions relating thereto).
10.2.Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or email), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or email, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:
(i)    if to the Parent Borrower:
Wolverine World Wide, Inc.
9341 Courtland Drive N.E.
Rockford, Michigan 49351
Attention: Taryn Miller, Chief Financial Officer
Email: ________________

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2000 Avenue of the Stars, Suite 1200N
Los Angeles, CA 90067
Attention: Melissa Barshop
Telephone: ________________
Email: ________________

(ii)    if to the Additional Borrowers:
C/O Wolverine World Wide, Inc.
9341 Courtland Drive N.E.
Rockford, Michigan 49351
Attention: Taryn Miller, Chief Financial Officer
Email: ________________

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2000 Avenue of the Stars, Suite 1200N
Los Angeles, CA 90067
Attention: Melissa Barshop
Telephone: ________________
Email: ________________

(iii)    if to the Administrative Agent or Swingline Lender:
JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing
Email: ________________

Agency Withholding Tax Inquiries:
Email: ________________

Agency Compliance/Financials/Virtual Data rooms:
Email: ________________

(iv)    if to JPMorgan, as an Issuing Lender:
JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: LC Agency Team
Tel: ________________
Fax: ________________
Email: ________________

with a copy to:

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing
Email: ________________

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Parent Borrower (on behalf of itself and the other Borrowers) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
10.3.No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4.Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5.Payment of Expenses and Taxes; Limitation of Liability.
(a)Payment of Expenses and Taxes. The Parent Borrower agrees (i) to pay or reimburse each of the Administrative Agent and the Arrangers for all its reasonable and invoiced costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one counsel to the Administrative Agent and the Arrangers, one firm of regulatory counsel and one firm of local counsel in each appropriate jurisdiction and other counsel retained with the Parent Borrower’s consent (such consent not to be unreasonably withheld or delayed) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Parent Borrower prior to the Fifth Restatement Effective Date (in the case of amounts to be paid on the Fifth Restatement Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (ii) to pay or reimburse each Lender, the Issuing Lender, the Swingline Lender and the Administrative Agent for all its reasonable and invoiced costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one counsel to the Lenders and the Administrative Agent, one firm of local counsel in each appropriate jurisdiction and other counsel retained with the Parent Borrower’s consent (not to be unreasonably withheld or delayed) (provided that in the case of an actual (or perceived, if set forth in a writing by the affected party to the Parent Borrower) conflict of interest, where the affected party informs the Parent Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected party), (iii) to pay, indemnify, and hold each Lender, the Issuing Lender, the Swingline Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from the Parent Borrower’s delay in paying, stamp, excise and other similar Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan

Documents and any such other documents, (iv) [reserved] and (v) to pay, indemnify, and hold each Lender, the Issuing Lender, the Swingline Lender and the Administrative Agent, their respective affiliates, and their respective officers, directors, employees, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by any Borrower, the equity holders, affiliates or creditors of the Parent Borrower or any other Person, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of one firm of counsel for all Indemnitees and, if necessary, one firm of regulatory counsel and one firm of local counsel in each appropriate jurisdiction for all Indemnitees (provided that in the case of an actual (or perceived, if set forth in a writing by the affected Indemnitee to the Parent Borrower) conflict of interest, where the Indemnitee informs the Parent Borrower of such conflict and thereafter retains its own counsel, the reasonable and invoiced costs and expenses of another firm of counsel for such affected Indemnitee), in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (v), collectively, the “Indemnified Liabilities”), provided, that the Parent Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or material breach of any Loan Document by, such Indemnitee, provided, further, that this Section 10.5(a)(v) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim, and provided further that this Section 10.5(a)(v) shall not require the reimbursement of costs, expenses and disbursements of any Indemnitee incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents (it being understood that any reimbursement in connection with such costs, expenses and disbursements shall be governed by Section 10.5(a)(i)). Without limiting the foregoing, and to the extent permitted by applicable law, the each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Parent Borrower pursuant to this Section 10.5 shall be submitted to Taryn Miller, Chief Financial Officer, at the address of the Parent Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Parent Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.
(b)Limitation of Liability. To the extent permitted by applicable law (i) the Borrower shall not assert, and each Borrower hereby waives, any claim against the Administrative Agent, any Arranger, any Co-Syndication Agent, Co-Documentation Agent, any Issuing Lender and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any liabilities arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (except, in the case of this clause (i), to the extent that any such liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of, or material breach of this Agreement, by such Lender-Related Person), and (ii) no party hereto shall assert, and each such party hereby waives, any liabilities against any other party hereto, on any theory of liability, for indirect, special, exemplary, punitive or consequential damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.5(b) shall relieve the Parent Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.5(a), against any indirect, special, exemplary, punitive or consequential damages asserted against such Indemnitee by a third party.
10.6.Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) other than as contemplated by Section 2.19(h), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”), other than a natural person, the Parent Borrower or any Affiliate of the Parent Borrower, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)    the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or Section 8(f) has occurred and is continuing, any other Person; and provided, further, that the Parent Borrower shall be deemed to have consented to any such assignment unless the Parent Borrower shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of an Incremental Term Loan to a Lender, an affiliate of a Lender or an Approved Fund; and
(C)    the Issuing Lender; provided that no consent of the Issuing Lender shall be required (i) for an assignment of all or any portion of an Incremental Term Loan or (ii) if the Issuing Lender’s exposure in respect of Letters of Credit issued by it is less than $1,000,000.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of any Incremental Term Facility, $1,000,000) unless each of the Parent Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Parent Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)    (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, any Lender may assign all or a portion of its Incremental Term Loans to the Parent Borrower at a price below the par value thereof; provided that any such assignment shall be subject to the following additional conditions: (1) no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect to such assignment, (2) on the date of effectiveness of such purchase and assignment, there shall be no more than $50,000,000 in aggregate amount of Revolving Loans and Swingline Loans outstanding, (3) no proceeds of Revolving Loans, Swingline Loans or Letters of Credit shall be used to fund such purchase and assignment, (4) any such offer to purchase shall be offered to all Incremental Term Lenders of a particular tranche on a pro rata basis, with mechanics to be agreed by the Administrative Agent and the Parent Borrower, (5) any Loans so purchased shall be immediately cancelled and retired and (6) the Parent Borrower shall provide, as of the date of its offer to purchase and as of the date of the effectiveness of such purchase and assignment, a customary representation and warranty that it is not in possession of any material non-public information with respect to the Parent Borrower, its Subsidiaries or their respective securities that (i) has not been disclosed to the assigning Lender prior to such date and (ii) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Loans to the Parent Borrower (in each case, other than because such assigning Lender does not wish to receive material non-public information with respect to the Parent Borrower, its Subsidiaries or their respective securities).
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5 with respect to the facts and circumstances occurring prior to the effective date of the assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(c).

(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.6(b) and any written consent to such assignment required by Section 10.6(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)Any Lender may, without the consent of the Parent Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than the Parent Borrower or any Affiliate of the Parent Borrower, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Parent Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (ii) directly affects such Participant. Each Lender that sells a participation agrees, at the Parent Borrower’s request and expense, to use reasonable efforts to cooperate with the Parent Borrower to effectuate the provisions of Section 2.23 with respect to any Participant. The Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (subject to the requirements and limitations therein, including the requirements under Section 2.20(e) (it being understood that the documentation required under Section 2.20(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that such Participant (i) agrees to be subject to the provisions of Sections 2.19 and 2.20 as if it were an assignee under Section 10.6(b) and (ii) shall not be entitled to receive any greater payment under Sections 2.19 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Fifth Restatement Effective Date that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-

fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the Borrowers (upon request) or otherwise to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Parent Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this paragraph (d).
10.7.Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it by a U.S. Loan Party (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender by such U.S. Loan Party, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender by such U.S. Loan Party, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor.
(b)In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, with the prior written consent of the Administrative Agent, upon any Obligations becoming due and payable by Parent Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Parent Borrower; provided that if any

Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
10.8.Counterparts.
(a)This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent Borrower and the Administrative Agent.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that includes an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective, to the extent permitted by law, as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be to the extent permitted by law of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (i) agrees that, to the extent permitted by law, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such

Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have to the extent permitted by law the same legal effect, validity and enforceability as a paper record), (iii) waives to the extent permitted by law any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (iv) waives to the extent permitted by law any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature (but excluding any Liabilities arising as a result of the bad faith, willful misconduct or gross negligence of any Lender-Related Person).
10.9.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.10.Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
10.11.Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.12.Submission To Jurisdiction; Waivers. (a) Each Borrower hereby irrevocably and unconditionally:
(i)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;
(ii)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(v)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any indirect, special, exemplary, punitive or consequential damages.
(b)Without limiting Section 10.12(a), each Loan Party hereby irrevocably designates, appoints, authorizes and empowers the Parent Borrower, with offices currently located at 9341 Courtland Drive N.E., Rockford, Michigan 49351, United States (the “Process Agent”), as its agent to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the United States District Court for the Southern District of New York or the courts of the State of New York in the Borough of Manhattan, and any appellate court thereof. Such service may be made by delivering a copy of such process to such Loan Party in care of the Process Agent at its address specified above, with a copy delivered to such Loan Party in accordance with Section 10.2, and each Loan Party hereby authorizes and directs the Process Agent to accept such service on its behalf. The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent. Each Loan Party further agrees to promptly appoint a successor Process Agent in the United States (which shall accept such appointment in form and substance satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial Process Agent. Nothing contained herein shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. So long as the Parent Borrower is the agent of the Loan Parties for services of process, the Parent Borrower must maintain a place of business in the United States for service of process and shall promptly notify the Administrative Agent of any change in the address of such location.
(c)To the extent any Additional Borrower has or hereafter may acquire any immunity from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its assets or property, such Additional Borrower, to the extent permitted by law, hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents.
10.13.Acknowledgements. Each Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties,

(e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.
10.14.Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Parent Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.
(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Parent Borrower having the effect of releasing any guarantee obligations with respect to any Subsidiary Guarantor that has become an Immaterial Subsidiary or an Excluded Foreign Subsidiary; provided that if such Subsidiary Guarantor is an Additional Borrower, then prior to or simultaneously with the release of the guarantee obligations of such Subsidiary, such Subsidiary’s status as a “Additional Borrower” shall be terminated in accordance with Section 10.21(b).
(c)At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Specified Swap Agreements, Specified Cash Management Agreements and/or contingent indemnification obligations) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (the date of the occurrence of the foregoing, the “Termination Date”), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
10.15.Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).
10.16.Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, in each case, who are instructed to comply with the confidentiality provisions herein, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) if agreed in writing by the Parent Borrower in its sole discretion, to any other Person or (k) pursuant to customary disclosure about the terms of the financing contemplated hereby in the ordinary course of business to market data collectors and similar service providers to the loan industry for league table purposes.
Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Parent Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Parent Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Parent Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Parent Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Each Loan Party consents to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties; provided that the Administrative Agent or such Lender shall provide a draft of any such materials to the Parent Borrower for review and approval (such approval not to be unreasonably withheld or delayed) prior to the disclosure, publication or use thereof.

10.17.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
10.18.WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.19.USA Patriot Act Anti-Money Laundering Legislation. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.
10.20.Existing Credit Agreement. Each Lender and the Parent Borrower agree that with respect to any payment or deemed payment of Existing Revolving Loans on the Fifth Restatement Effective Date any amounts payable pursuant to Section 2.21 as a result of such payment or deemed payment are hereby waived by any Existing Revolving Lender that is a Revolving Lender after giving effect to the Fifth Restatement Effective Date.
10.21.Additional Borrowers. (a) The Parent Borrower may at any time, with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), add as a party to this Agreement any Wholly Owned Subsidiary to be an Additional Borrower. Upon satisfaction of the conditions specified in Section 5.3, such Subsidiary shall for all purposes be a party hereto as an Additional Borrower as fully as if it had executed and delivered this Agreement. The Administrative Agent shall notify the Revolving Lenders at least five Business Days prior to granting such consent and, if any Revolving Lender notifies the Administrative Agent within five Business Days that it is not permitted by applicable Requirements of Law or any of its organizational policies to make Revolving Loans to, or participate in Letters of Credit for the account of, the relevant Subsidiary, shall withhold such consent or shall give such consent only upon effecting changes to the provisions of this Agreement as are contemplated by paragraph (c) of this Section 10.21 that will assure that such Revolving Lender is not required to make Revolving Loans to, or participate in Letters of Credit for the account of, such Subsidiary.
(b)So long as the principal of and interest on any Loans made to any Additional Borrower under this Agreement shall have been paid in full and all other obligations of such Additional Borrower under this Agreement (other than contingent indemnification obligations) shall have been fully performed, the Parent Borrower may, by not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the relevant Lenders thereof), terminate such Subsidiary’s status as a “Additional Borrower”.

(c)In order to accommodate (i) the addition of a Subsidiary as an Additional Borrower or (ii) extensions of credit to an Additional Borrower, in each case, where one or more Revolving Lenders are legally able and willing to lend Revolving Loans to, and participate in Letters of Credit issued for the account of, such Subsidiary, but other Revolving Lenders are not so able and willing, the Administrative Agent shall be permitted, with the consent of the Parent Borrower, to effect such changes to the provisions of this Agreement as it reasonably believes are appropriate in order for such provisions to operate in a customary and usual manner for “multiple-currency” syndicated lending agreements to a corporation and certain of its foreign subsidiaries, all with the intention of providing procedures for the Revolving Lenders who are so able and willing to extend credit to such Subsidiaries and for the other Revolving Lenders not to be required to do so. Prior to effecting any such changes, the Administrative Agent shall give all Revolving Lenders at least five Business Days’ notice thereof and an opportunity to comment thereon.
10.22.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.23.Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning given to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).